                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of Commission Only (as permitted by
         Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Selective Insurance Group, Inc.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

      (2)    Form, Schedule or Registration Statement No.:

      (3)    Filing Party:

      (4)    Date Filed:

[SELECTIVE LOGO]

                    Selective Insurance Group, Inc.
                    40 Wantage Avenue
                    Branchville, New Jersey 07890
                    973-948-3000
                    http://www.selective.com


Gregory E. Murphy
Chairman, President
and Chief Executive Office


April 1, 2002




Dear Stockholder of Selective Insurance Group, Inc.:

It is a pleasure to invite you to your Company's 2002 Annual Meeting of Stockholders to be held on Wednesday, May 8, 2002, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey. The Annual Report, as well as formal Notice of the Annual Meeting, together with the Proxy Statement and proxy, are enclosed with this letter.

Whether you own a few or many shares of stock and whether you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete and file your proxy either by mail, electronically or by telephone as soon as possible.

Your continued support is appreciated. We look forward to seeing you at the meeting.

Warmest regards,



/s/ Gregory E. Murphy

Gregory E. Murphy

[SELECTIVE LOGO]

                    Selective Insurance Group, Inc.
                    40 Wantage Avenue
                    Branchville, New Jersey 07890
                    973-948-3000
                    http://www.selective.com

                      NOTICE OF ANNUAL MEETING TO BE HELD
                                  May 8, 2002


TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Selective Insurance Group, Inc. (the "Company") will be held on Wednesday, May 8, 2002, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, for the following purposes:

1.   To elect three directors for a term of three years each.

2.   To approve Selective Insurance Stock Option Plan III.

3. To approve the conversion of units previously issued in connection with the termination of the Directors' Plan to shares of common stock of the Company.

4. To transact such other and further business, if any, as properly may be brought before the meeting.

The Board of Directors has fixed the close of business on March 15, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

Once again, you may choose to vote your shares by using a toll-free telephone number or the Internet, as described on the proxy card. You may also mark, sign, date, and mail your proxy in the envelope provided, which requires no postage if mailed in the United States. We encourage you to complete and file your proxy by accessing the World Wide Web or by using a touch-tone telephone if these options are available to you. The method by which you decide to vote will not limit your right to revoke your proxy or to vote in person at the Annual Meeting should you later decide to attend the Annual Meeting in person.


By order of the Board of Directors,


/s/ Michele Nieroda Schumacher

Michele Nieroda Schumacher
Assistant Vice President,
Corporate Secretary
and Corporate Counsel



Dated: April 1, 2002

                         Selective Insurance Group, Inc.
                                40 Wantage Avenue
                          Branchville, New Jersey 07890

                                  April 1, 2002

                                 PROXY STATEMENT

                                General Matters

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Selective Insurance Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 8, 2002, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

The Company has retained Georgeson Shareholder Communications, Inc. for a fee of $7,500, plus expenses, to aid in solicitation of proxies by mail, telephone, and personal contact. In addition to solicitation by mail and by certain employees of the Company (without additional compensation), arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to their principals. The costs of the solicitation will be borne by the Company.

On March 15, 2002, which is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 25,781,611 shares of common stock, $2.00 par value ("Common Stock"). This is the Company's only issued and outstanding class of voting stock. This Proxy Statement and the accompanying proxy are being mailed beginning on or about April 1, 2002, to all stockholders of record as of the record date. Under New Jersey law and the Company's By-Laws, each share of Common Stock outstanding as of the record date is entitled to one vote at the Annual Meeting of Stockholders. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote constitutes a quorum. Under New Jersey law, proxies submitted with votes withheld for the election of directors, abstentions and broker nonvotes are included in determining whether a quorum is present. Under New Jersey law, directors are elected by a plurality of votes cast. Votes withheld for the election of any or all of the nominees have no impact on the election of directors except to reduce the number of votes for the nominee(s) for which votes are withheld. Approval of the Selective Insurance Stock Option Plan III and the conversion of units previously issued in connection with the termination of the Directors' Plan to shares requires the affirmative vote of the holders of a majority of the common stock present or represented at the meeting. Abstentions have the effect of votes against the approval of the Selective Insurance Stock Option Plan III and the conversion of units previously issued in connection with the termination of the Directors' Plan to shares, and broker nonvotes are counted in tabulating the number of votes with respect to such proposals. Abstentions and broker nonvotes are not counted in tabulating the number of votes cast on other matters submitted by the stockholders.

The only persons or groups which were known by the Company as of March 15, 2002 to be the beneficial owners of more than 5% of the Company's outstanding Common Stock are listed below:

   Name and Address of Beneficial Owner          Amount of Nature of Beneficial Ownership       Percent of Class
   Dimensional Fund Advisors, Inc.(1)                         1,761,000                               6.8%
   1299 Ocean Avenue, 11th floor
   Santa Monica, CA 90401

   Commerce Insurance Company(2)                              1,782,500                               6.9%
   211 Main Street
   Webster, MA  01570

   Systematic Management L.P.(3)                              1,294,659                               5.0%
   Glen Pointe East, 7th floor
   300 Frank W. Burr Blvd.
   Teaneck, NJ  07666

(1) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor and a Delaware corporation, filed a Schedule 13G dated December 31, 2001, with the Securities and Exchange Commission. The Schedule 13G states that Dimensional is a registered investment advisor and furnishes investment advice to four registered investment companies and that it serves as investment manager to certain other commingled group trusts and separate accounts; and that in its capacity as investment advisor or manager that, at December 31, 2001, it had the power to vote and/or investment power over 1,761,000 shares. The Schedule 13G also indicates that Dimensional disclaims beneficial ownership of all such securities.

(2) Commerce Insurance Company, a Massachusetts property and casualty insurance company, filed a Schedule 13G dated January 24, 2001, with the Securities and Exchange Commission which states that at December 31, 2000, it had the power to vote 1,782,500 shares.

(3) Systematic Financial Management L.P., a registered investment adviser and a New Jersey corporation, filed a Schedule 13G dated December 31, 2001, with the Securities and Exchange Commission which states that it is a registered investement adviser and in this capacity at December 31, 2001, it had shared power to vote and full power to dispose of 1,294,659 shares.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the meeting, except the matters set forth in the Notice of Annual Meeting. If any such other business shall properly come before the meeting, it is intended that votes will be cast, pursuant to proxies solicited, in respect of any such other business in the discretion of the persons acting under said proxies. Duly executed proxies that contain no instructions to the contrary will be voted FOR the election of the three nominees named herein as directors of the Company, FOR the approval of Selective Insurance Stock Option Plan III and FOR the approval of the conversion of units previously issued in connection with the termination of the Directors' Plan to shares of common stock of the Company.

The Annual Report to Stockholders for the fiscal year ending December 31, 2001, is being provided to all stockholders of record as of the close of business on March 15, 2002 together with this Proxy Statement.

                                  HOW TO VOTE

Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of three ways:

  (1) By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

  (2) By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

  (3) By Internet: Go to the web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the web site. If you vote through the Internet, you may incur telephone and/or Internet access charges from your service providers.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies to vote on your behalf in the same manner as if you signed, dated and returned your proxy card. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting may be offered to stockholders whose shares are held by banks and brokers.

                         CHANGING OR REVOKING YOUR VOTE

You may revoke your proxy by giving proper written notice of revocation to the Secretary of the Company before your proxy is exercised. You may change your vote at any time before the proxy is exercised. Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before midnight eastern time, May 7, 2002 will be the one counted. You may also change your vote by voting in person at the annual meeting.

                            I. ELECTION OF DIRECTORS
                               (Item 1 on Proxy)

The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and the By-Laws provide that the number of directors of the Company shall not be less than seven nor more than twenty, such number within the minimum and maximum limitations shall be fixed from time to time by a resolution approved by a majority of the whole Board of Directors. As provided in the Certificate, the Board of Directors is divided into three classes, equal or nearly as equal as possible, so that directors serve staggered three-year terms.

The Board has nominated Paul D. Bauer, William A. Dolan, II, and Joan M. Lamm-Tennant for reelection as directors for three-year terms expiring at the Annual Meeting of Stockholders in 2005. All such persons are currently directors and were previously elected by stockholders. Dr. William C. Gray, who has been a director since 1992, will retire as director effective immediately after the date of the Annual Meeting. The board has reduced the number of directors from twelve to eleven effective upon Dr. Gray's retirement.

In the event any nominee shall be unable to serve as a director at the time of the Annual Meeting of Stockholders, which the Board of Directors does not presently expect, the proxies in favor of such unavailable nominee will be voted for a consenting nominee selected by the Board of Directors. None of the nominees for director is related to any executive officer or director of the Company or another nominee by blood, marriage or adoption.

Directors shall be elected by a plurality of the votes cast.

                                    NOMINEES

The following information is set forth with respect to the three nominees for election as directors at the Annual Meeting of Stockholders to serve three-year terms expiring at the Annual Meeting of Stockholders in 2005.

       Names
        of
     Directors                   Positions and Offices in Company and Business Experience
     ---------                   --------------------------------------------------------
Paul D. Bauer                    Retired; Formerly Executive Vice President and Chief
  Age: 58                        Financial Officer of Tops Markets, Inc.; Director, R P
  Director since: 1998           Adams Co., since 1996; Director, IMC, Inc., 1995 to 2000;
  Term to expire: 2005           Vice-Chairman, Catholic Health Systems of Western New
                                 York, since 1998; Chairman of the Board, D'Youville
                                 College; Board Member of the Buffalo Intercity Scholarship
                                 Opportunity Network.

William A. Dolan, II             Attorney, Of Counsel to Lucas and Gaus, Esq. since 2001;
  Age: 70                        Attorney, Of Counsel to Michael C. Gaus, Esq., 1998 to
  Director since: 1988           2001; Of Counsel, Kelly, Gaus & Holub, 1994 to 1998;
  Term to expire: 2005           Director, since 1982 and Chairman of the Board, 1988 to
                                 1996, High Point Financial Corporation.

Joan M. Lamm-Tennant, Ph.D.      Senior Vice President, General Reinsurance Corporation,
  Age: 49                        since 1996; formerly Professor of Finance, Villanova
  Director since: 1993           University, 1988 to 2001; Thomas G. Labreque Endowed Chair
  Term to expire: 2005           in Business, Villanova University 1999 to 2001.

                              CONTINUING DIRECTORS

The following information is set forth with respect to the directors whose terms of office will continue after the Annual Meeting.

       Names
        of
     Directors                   Positions and Offices in Company and Business Experience
     ---------                   --------------------------------------------------------
A. David Brown                   Managing Director, Whitehead Mann East Tower, executive
  Age: 59                        recruiting, since 1997; Managing Vice President,
  Director since: 1996           Korn/Ferry International, executive recruiting, 1994 to
  Term to expire: 2003           1997; served in various executive positions with R.H. Macy
                                 & Co., Inc., 1968 to 1994; Director, the Zale Corporation;
                                 Director, The Sports Authority, Inc.

C. Edward Herder, CPCU           President, Chester H. Herder & Son, Inc., since 1959;
  Age: 66                        Chairman, Herder Tarricone Associates, 1994 to 1996,
  Director since: 1978           general insurance agencies.
  Term to expire: 2004

William M. Kearns, Jr.           President, W.M. Kearns & Co., Inc., a private investment
  Age: 66                        company, since 1994; Vice Chairman, Keefe Managers, Inc.,
  Director since: 1975           money management since 1998; Director, Transitor Devices,
  Term to expire: 2003           Inc., since 1991; Director, Malibu Entertainment
                                 Worldwide, Inc., since 1995; Senior Advisor to Proudfoot
                                 Consulting, PLC, since 1996; Trustee of EQ Advisors Trust
                                 (Equitable Life Assurance Society of the U.S.), since
                                 1997; Director, Gridley and Company LLC, since 2001,
                                 Executive Vice President, Greater New York Council of Boy
                                 Scouts of America since 1985; Trustee, Morristown Memorial
                                 Health Foundation since 1999; Trustee, Tri-County
                                 Scholarship Foundation since 1982; Member Executive
                                 Advisory Committee, William E. Simon School of Business
                                 Administration, University of Rochester, since 1986.

       Names
        of
     Directors                   Positions and Offices in Company and Business Experience
     ---------                   --------------------------------------------------------
S. Griffin McClellan III         Retired, formerly Chairman of Crestmont Federal Savings
  Age: 64                        and Loan Association.
  Director since: 1980
  Term to expire: 2003


Gregory E. Murphy                Chairman, President and Chief Executive Officer of the
  Age: 46                        Company, since May 2000; President and Chief Executive
  Director since: 1997           Officer of the Company, May 1999 to May 2000; President
  Term to expire: 2004           and Chief Operating Officer of the Company, 1997 to May
                                 1999; Senior Vice President and Chief Financial Officer of
                                 the Company, 1995 to 1997; Senior Vice President, Finance
                                 of the Company, 1994 to 1995; Director, Newton Memorial
                                 Hospital Foundation, Inc., since September 1999.

William M. Rue, CPCU             President, Chas. E. Rue & Son, Inc. T/A Rue Insurance,
  Age: 54                        general insurance agency, since 1987; Director, 1st
  Director since: 1977           Constitution Bank; Director, Robert Wood Johnson
  Term to expire: 2004           University Hospital at Hamilton since 1993; Trustee, Rider
                                 University, since 1993; Director, Robert Wood Johnson
                                 University Hospital Foundation, since 1999.

Thomas D. Sayles, Jr.            Retired; Trustee, Drew University, since 1984; Chairman,
  Age: 70                        The Summit Bancorporation, 1994 to 1996; Chairman and
  Director since: 1988           Chief Executive Officer, The Summit Bancorporation, 1974
  Term to expire: 2004           to 1994.

J. Brian Thebault                Chairman and Chief Executive Officer, L.P. Thebault
  Age: 50                        Company, graphic communications, since 1998; President and
  Director since: 1996           Chief Executive Officer, L.P. Thebault Company, 1985 to
  Term to expire: 2003           1998.

                       EXECUTIVE OFFICERS OF THE COMPANY

As of March 15, 2002, the executive officers of the Company were:

Gregory E. Murphy         age 46     Chairman, President and Chief Executive
                                     Officer.*

James W. Coleman, Jr.     age 43     Executive Vice President, Diversified
                                     Insurance Services, since July 1999; Senior
                                     Vice President, Strategic Business Units,
                                     May 1996 to July 1999; Vice President,
                                     Personal Lines Strategic Business Unit, May
                                     1994 to May 1996.

Richard F. Connell        age 56     Executive Vice President and Chief
                                     Information Officer since August 2000; From
                                     1996 to August 2000 Vice President and
                                     Chief Information Officer, Liberty Mutual
                                     Insurance Company.

Kerry A. Guthrie          age 44     Vice President and Senior Investment
                                     Officer since February 2002; Vice
                                     President, Investments, December 1987 to
                                     February 2002.

Thornton R. Land          age 61     Executive Vice President, Administration,
                                     and General Counsel, since May 1993.

Jamie Ochiltree, III      age 49     Executive Vice President, Insurance
                                     Operations, since July 1999; Executive Vice
                                     President, Branch and Field Operations,
                                     1997 to July 1999; Senior Vice President,
                                     Branch and Field Operations, 1994 to 1996.

Dale A. Thatcher          age 40     Senior Vice President, Chief Financial
                                     Officer and Treasurer since April 2000;
                                     From May 1989 to April 2000 Chief
                                     Accounting Officer and Assistant
                                     Controller, Ohio Casualty Insurance Group.

Ronald J. Zaleski, Sr.    age 47     Senior Vice President and Chief Actuary,
                                     since February 2000; Vice President and
                                     Chief Actuary, September 1999 to February
                                     2000. From June 1998 to September 1999,
                                     Vice President and Chief Actuary, TIG
                                     Insurance Company; From June 1976 to March
                                     1997, Senior Vice President and Chief
                                     Actuary, Zurich Personal Insurance.

All terms of office are for a one-year period.

*See additional information about Mr. Murphy on page 4.

                   STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of February 19, 2002, certain information with respect to shares of Common Stock beneficially owned by (i) each director;
(ii) each of the executive officers named in the Summary Compensation Table below; and (iii) all of the Company's directors and executive officers as a group:

                                          Number of Shares
                                          Beneficially Owned             Options                     Total shares
Name                                      (excluding options)            Exercisable(1)              Beneficially Owned*
-------------------------------------------------------------------------------------------------------------------------
Paul D. Bauer                                    9,097                        9,000                       18,097
-------------------------------------------------------------------------------------------------------------------------
A. David Brown                                   8,919                       18,000                       26,919
-------------------------------------------------------------------------------------------------------------------------
James W. Coleman, Jr.                           48,573                       64,513                      113,086
-------------------------------------------------------------------------------------------------------------------------
Richard F. Connell                              12,000                       12,000                       24,000
-------------------------------------------------------------------------------------------------------------------------
William A. Dolan, II                            30,699(2)                    18,000                       48,699
-------------------------------------------------------------------------------------------------------------------------
William C. Gray, D.V.M                          35,695                       30,000                       65,695
-------------------------------------------------------------------------------------------------------------------------
C. Edward Herder, CPCU                          74,751(3)                    27,000                      101,751
-------------------------------------------------------------------------------------------------------------------------
William M. Kearns, Jr.                          65,474                       27,000                       92,474
-------------------------------------------------------------------------------------------------------------------------
Joan M. Lamm-Tennant, Ph.D                      12,329                       24,000                       36,329
-------------------------------------------------------------------------------------------------------------------------
Thornton R. Land                               112,060                       21,000                      133,060
-------------------------------------------------------------------------------------------------------------------------
S. Griffin McClellan III                        19,983(4)                    27,000                       46,983
-------------------------------------------------------------------------------------------------------------------------
Gregory E. Murphy                              129,186(5)                   103,420                      232,606
-------------------------------------------------------------------------------------------------------------------------
Jamie Ochiltree, III                            78,632                       77,876                      156,508
-------------------------------------------------------------------------------------------------------------------------
William M. Rue, CPCU                           267,770(6)                    27,000                      294,770**
-------------------------------------------------------------------------------------------------------------------------
Thomas D. Sayles, Jr.                           43,743                       27,000                       70,743
-------------------------------------------------------------------------------------------------------------------------
J. Brian Thebault                               13,141(7)                    18,000                       31,141
-------------------------------------------------------------------------------------------------------------------------
All directors and executive officers
  as a group (19 persons)                    1,008,718                      584,359                    1,593,077***
-------------------------------------------------------------------------------------------------------------------------

* The amount of shares beneficially owned by each of the above-named directors and officers, except Mr. Rue, is less than 1% of the Common Stock outstanding.

** The total number of shares of beneficially owned by Mr. Rue is equal to 1.1% of the Common Stock outstanding.

*** The total number of shares of Common Stock beneficially owned by the directors and executive officers as a group represents 6.2% of the Common Stock outstanding.

(1) Includes shares under options exercisable on February 19, 2002 and options which become exercisable within 60 days thereafter.

(2) Includes 2,100 shares held by wife of which Mr. Dolan disclaims beneficial ownership.

(3)  Includes the following:

     (a)  13,939 shares held by wife.

     (b) 4,800 shares held by The Hand Income Trust. Mr. Herder and his wife are the co-trustees of the Trust and disclaim beneficial ownership of these shares.

(4) Includes 2,000 shares held by wife of which Mr. McClellan disclaims beneficial ownership.

(5) Includes 1,333 and 878 shares held in custody for daughter and in custody for son, respectively.

(6)  Includes the following:

     (a) 16,292 shares held by Chas. E. Rue & Sons, Inc., a general insurance agency of which Mr. Rue is President and owner of more than a 5% equity interest (See page 23 of this statement).

     (b) 13,465 shares held by daughter, of which Mr. Rue disclaims beneficial ownership.

     (c) 11,944 shares held by son, of which Mr. Rue disclaims beneficial ownership.

     (d) 12,490 and 12,619 shares held in trust for son and trust for daughter, respectively.

     (e) 990 shares held by wife, of which Mr. Rue disclaims beneficial ownership.

     (f) 36,000 shares held by a trust for the benefit of son and daughter, of which Mr. Rue is a co-trustee.

(7)  Includes 100 shares held in custody for son.

                           COMPENSATION OF DIRECTORS


During 2001, nonemployee directors, consisting of all directors other than Mr. Murphy, received Directors' fees in accordance with the terms of the Stock Compensation Plan for Nonemployee Directors (the "Stock Plan"). Under the Stock Plan, each nonemployee Director receives his or her annual compensation for services as a Director in (i) shares of Common Stock or (ii) in cash and shares of Common Stock, at the election of the Director, provided that no more than 50% of the compensation is paid in cash. The compensation is fixed annually by the Board of Directors and is paid quarterly on January 1, April 1, July 1 and October 1 of each year. The number of shares of Common Stock to be issued to each Director on each payment date is determined by dividing one-fourth of the amount of compensation to be paid in Common Stock by the fair market value (the average of the high and low sale price of a share of Common Stock as reported on the NASDAQ National Market) of a share of Common Stock on such payment date. For 2001 and 2002, the annual compensation was fixed at $38,000.

The directors must elect on or before December 20 of each year whether or not to receive up to 50% of their annual compensation in cash. Messrs. Gray, Herder and McClellan and Ms. Lamm-Tennant elected to receive 50% of their compensation for the year 2001 in cash. In addition, each nonemployee director may also elect on before December 20 of each year to defer the receipt of their compensation under the Stock Plan, and any dividends accrued with interest thereon, to a specified future year, the attainment of age 70 or termination of services as a director. Messrs. Bauer, Brown, Dolan, Sayles, Thebault and Ms. Lamm-Tennant elected to defer their 2001 compensation under the Stock Plan. Of the directors who did not defer their compensation, 792 shares were issued to each of Messrs. Gray, Herder and McClellan and 1,582 shares were issued to each of Messrs. Kearns and Rue. Mr. McClellan also received 1,387 shares which he had previously deferred receipt of during 1996, 1997, and 1998.

The Board of Directors terminated the Directors' Plan (the retirement plan for directors) on December 31, 1997. In connection therewith, the present value of the future benefits of each eligible nonemployee director was determined to be fully vested as of December 31, 1997. The Company converted those benefits into units, with each such unit having a value equal to the fair market value of a share of Common Stock on December 31, 1997. Each unit accrues an amount equal to the dividends declared and paid on a share of Common Stock. Dividends accrued on units are reinvested in additional units in the same manner as dividends are reinvested in shares of Common Stock under the Company's dividend reinvestment plan for stockholders. The value of each unit fluctuates with the value of the Company's Common Stock. Each participating director will become entitled to receive the value of his or her units in cash upon termination of his or her service as a director, either in a lump sum or in installments over 15 years. In the event of a director's termination of service as a director following a "change in control" of the Company, (as defined in Board resolutions terminating the Directors' Plan) the director will be immediately entitled to receive the value of his or her units in cash, either in a lump sum or in installments over a period of five years. Any units which are unpaid at the time of the director's death shall be payable in cash to a surviving spouse or estate, as the case may be. Retired Directors or their surviving spouses who were receiving benefits under the Directors' Plan at the time of its termination will continue to receive benefits in accordance with the terms of the Directors' Plan as in effect at the time the benefits commenced. The Company is proposing to convert the units into a fixed number of shares of Common Stock in order to prevent the fluctuation of the stock price from affecting the Company's financial results. See Proposal No. III on page 21.

The Company also has a Stock Option Plan for Directors (the "Option Plan") for nonemployee directors. Under such plan, each eligible director automatically receives an option to purchase 3,000 shares of Common Stock on March 1 of each year. Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under options granted pursuant to the Option Plan is 850,000, which may be authorized but unissued shares or treasury shares. The exercise price for each share of Common Stock subject to an option granted is the fair market value of a share of Common Stock on the date such option is granted. The exercise price is payable in cash or in Common Stock of the Company. Any option granted under the Plan becomes exercisable on the first anniversary of the date it was granted. No option is exercisable after the tenth anniversary of the grant. Options granted under the plan are nontransferable, except by will or by laws of descent and distribution. In the event of an optionee's death or disability, an option may be exercised, in whole or in part, by the optionee's executor, administrator, guardian, or legal representative in accordance with the terms of such option. On March 1, 2001, options to purchase 3,000 shares of Common Stock were granted to each eligible director at an exercise price of $21.656 per share, the fair market value on that date.

                      COMMITTEES OF THE BOARD OF DIRECTORS

                                                                         Salary &                                  Conflict of
Board Member                              Audit     Directors       Employee Benefits      Finance     Executive     Interest
------------                              -----     ---------       -----------------      -------     ---------   ----------
Paul D. Bauer                               X                                                 X
--------------------------------------------------------------------------------------------------------------------------------
A. David Brown                                          X                   C                              X
--------------------------------------------------------------------------------------------------------------------------------
William A. Dolan, II                        X                               X
--------------------------------------------------------------------------------------------------------------------------------
William C. Gray, D.V.M.                                 X                                                                X
--------------------------------------------------------------------------------------------------------------------------------
C. Edward Herder, CPCU                                                      X                              X             C
--------------------------------------------------------------------------------------------------------------------------------
William M. Kearns, Jr.                                  X                                     X
--------------------------------------------------------------------------------------------------------------------------------
Joan M. Lamm-Tennant, Ph.D                  X                                                 X
--------------------------------------------------------------------------------------------------------------------------------
S. Griffin McClellan III                                                    X                 C            X
--------------------------------------------------------------------------------------------------------------------------------
Gregory E. Murphy *                                                                           X            C
--------------------------------------------------------------------------------------------------------------------------------
William M. Rue, CPCU                                    C                                     X            X
--------------------------------------------------------------------------------------------------------------------------------
Thomas D. Sayles, Jr.                       C           X                                     X            X
--------------------------------------------------------------------------------------------------------------------------------
J. Brian Thebault                                                                             X                          X
--------------------------------------------------------------------------------------------------------------------------------
Total meetings held in 2001                 4           3                   4                 4            0             1

Total number of Board meetings during 2001: 4

* Chairman of the Board   C=  Chairperson    X= Member
--------------------------------------------------------------------------------------------------------------------------------

Audit Committee: Receives and examines the Auditors' Report, meets with the auditors, and accesses the books and vouchers of the Company, as necessary. Considers the adequacy of internal controls, confers with the officers of the Company, and reports to the Board on its findings. See also the Report of the Audit Committee on page 16.

Committee on Directors: Seeks and reviews qualified candidates for directorships and makes recommendations to the Board as to nominees for election as directors. This committee will consider nominees recommended by stockholders for election as directors at an Annual Meeting of Stockholders but does not solicit such recommendations. In order to receive consideration, all such recommendations must be in writing addressed to the Chairman of the Committee on Directors, c/o the Secretary of the Company, 40 Wantage Avenue, Branchville, New Jersey 07890. Such recommendations must include a reasonable amount of biographical information about the person recommended, contain a statement as to why the stockholder believes such person to be well qualified to serve as a director, contain the written consent of the proposed nominee to the submission of such information and such recommendation, and be received by the Corporate Secretary no later than January 1 preceding the Annual Meeting of Stockholders for which such person's election is recommended.

Salary and Employee Benefits Committee: Evaluates the performance of certain officers of the Company and its subsidiaries and makes recommendations to the Board as to salary adjustments. Continuously evaluates employee benefits and makes recommendations to the Board in connection with these benefits. Functions as the Compensation Committee, which administers the Company's stock option plans, and as the Trustees of the Retirement Savings Plan and the Retirement Income Plan.

Finance Committee: Establishes overall investment policies and guidelines of the Company and reviews and approves investments made by the Company.

Conflict of Interest Committee: Responsible for investigating and reporting to the Board matters that might be considered conflicts of interest under the Company's Conflict of Interest Policy.

Executive Committee: Meets, as may be required, when the Board of Directors is not in session and has the right and authority to exercise all the powers of the Board of Directors on all matters brought before it, except matters concerning the Company's investments.

                    ATTENDANCE OF BOARD MEMBERS AT MEETINGS

During 2001, all Board members attended 75% or more of the aggregate number of meetings of the Board and of the meetings of Committees on which they served.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company's review of Forms 3, 4, and 5 and written representations submitted to the Company during and with respect to the fiscal year ended December 31, 2001, all statements of transactions of beneficial ownership required to be filed by directors and officers of the Company with the Securities and Exchange Commission were timely filed.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                           SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ending December 31, 2001, 2000 and 1999, the compensation, paid or accrued for those years, to the Chairman, President and Chief Executive Officer, and each of the four most highly compensated executive officers of the Company who served as executive officers during fiscal year 2001. (See footnote 1.)

                                                                                             Long-Term Compensation
                                                                                             ----------------------
                                        Annual Compensation                                          Awards
                                      -----------------------------------------------------------------------------
Name                                                                            Other                     Securities   All Other
and                                                                             Annual       Restricted   Underlying   Compen-
Principal                                                                       Compen-      Stock        Options/     sation
Position                       Year     Salary ($)(1)       Bonus ($)(2)        sation       Awards($)(3) SARs (#)     ($)(4)
---------                     -----     -------------      -------------        ------       ------------ ----------  ----------
Gregory E. Murphy (5,6)        2001           544,231          66,000             --         567,188        15,000       12,510
Chairman, President and        2000           471,154              --             --         229,688        10,000       13,569
Chief Executive Officer        1999           331,731              --             --         164,250        12,000       11,825

Jamie Ochiltree, III (5,6)     2001           288,077          35,000             --         158,813         7,000       13,577
Executive Vice President       2000           262,346              --             --         114,844         7,500       14,649
                               1999           215,469              --             --         109,500            --       13,346

Richard F. Connell (5,6)       2001           263,846          35,000         47,145(7)       90,750         2,000        5,250
Executive Vice President       2000           100,961(8)       50,000         61,025(9)       53,063         5,000        2,019
and Chief Information Officer  1999                 --             --             --              --            --           --

James W. Coleman, Jr. (5,6)    2001           257,692          35,000             --         158,813         7,000        7,455
Executive Vice President       2000           227,923              --             --         114,844         7,500        7,643
                               1999           185,185              --             --         109,500            --        6,791

Thornton R. Land (5,6)         2001           253,846          25,000             --         158,813         7,000        5,250
Executive Vice President       2000           238,739              --             --          91,875         6,000        5,250
and General Counsel            1999           222,938              --             --         109,500 (10)       --        5,000


                     FOOTNOTES TO SUMMARY COMPENSATION TABLE

1. The executive officers received cash compensation only from the Company's subsidiary, Selective Insurance Company of America ("SICA"), which company also provides the employee benefit plans in which such executive officers participate.

2. Effective for the fiscal year 1994, the Company adopted a Rewards Program by which employees may receive a stated percentage of salary as Annual Cash Incentive Payments if they achieve specified personal goals and the Company achieves stated corporate performance goals. The amounts for 2001 indicate the amounts for 2001 awarded to Messrs. Murphy, Ochiltree, Connell, Coleman, and Land. There were no Annual Cash Incentive Payments made for 1999 and 2000. See the "Report of the Company's Salary and Employee Benefits Committee" set forth in this Proxy Statement. The amount for 2000 for Mr. Connell indicates the amount paid to him as a condition of accepting employment with the Company.

3. The aggregate value of restricted stock awards at the end of 2001 was $1,282,070 for Mr. Murphy, $619,305 for Mr. Ochiltree, $152,110 for Mr.
     Connell, $619,305 for Mr. Coleman, and $282,490 for Mr. Land, excluding Phantom Stock awards granted to Mr. Land. See footnote 10 below. At the end of 2001, the aggregate number of restricted shares held by Mr. Murphy, 59,000; by Mr. Ochiltree, 28,500; by Mr. Connell, 7,000; by Mr. Coleman, 28,500; and by Mr. Land 13,000. The restricted stock awards were made under the Company's Stock Option Plan II under which such shares and accrued dividends vest after four years from the date of grant depending upon the achievement of predetermined performance goals. The value of the restricted stock awards shown in this footnote is based on the closing market price per share of Common Stock on December 31, 2001 of $21.73. The values set forth in the table for Messrs. Murphy, Ochiltree, Coleman, and Land are based on the closing price on the date of each of the grants, which were $18.25, $15.3125 and $22.6875 on February 2, 1999, February 3, 2000, and
     February 6, 2001, respectively. The values set forth in the table for Mr. Connell are based on the closing price on the date of each of the grants, which were $17.6875 and $22.6875 on August 8, 2000 and February 6, 2001, respectively.







4. The amounts in "All Other Compensation" include Company contributions under the Company's Retirement Savings Plan for the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999. This Plan is a defined contribution plan available to substantially all employees. Company contributions are 30% vested after two years of service and become 100% vested after six years of service. The Company contributions reflected in the table above for 2001 are $5,250 for Messrs. Murphy, Ochiltree, Connell, Coleman, and Land. In addition, for Messrs. Murphy, Ochiltree, and Coleman the amounts for 2001 in the "All Other Compensation" column also include $7,260, $8,327, and $2,205 respectively, representing the difference between the market rate of interest and the actual rate of interest on indebtedness of such executive officer to the Company. For additional information relating to such indebtedness, see "Interest of Management and Others in Certain Transactions" set forth in this Proxy Statement.

5. Messrs. Murphy, Ochiltree, Connell, Coleman and Land, have termination agreements with SICA pursuant to which payments will be made under certain circumstances following a Change in Control of the Company, as defined in the agreements. The agreement for Mr. Murphy is automatically renewable for successive one-year terms each August unless prior written notice of nonrenewal is given. Mr. Ochiltree's agreement is automatically renewable for successive one-year terms each October unless prior written notice of nonrenewal is given. Mr. Connell's agreement is effective August 8, 2000 through August 8, 2003, and is thereafter automatically renewable for successive one-year terms each August unless prior written notice of nonrenewal is given. Mr. Coleman's agreement is automatically renewable for successive one-year terms each May unless prior written notice of nonrenewal is given. The agreement for Mr. Land is automatically renewable for successive one-year terms each September unless prior written notice of nonrenewal is given. Each agreement provides that, in the event of a Change in Control of the Company, SICA shall continue to employ the executive officer in the capacities in which he was serving immediately prior to the Change in Control for a period of three years, commencing on the date on which the Change in Control shall have occurred, which term will be automatically renewed for successive one-year periods unless prior written notice is given. Each agreement provides that if the executive officer's employment is terminated (as defined in the agreement) after a Change in Control occurs, other than (i) due to the executive officer's death or retirement, (ii) by SICA for Cause or Disability, or (iii) by the executive officer other than for Good Reason (as such foregoing capitalized terms are defined in the agreement), the executive officer will be entitled to receive earned but unpaid base salary through the date of termination, as well as any incentive compensation benefits or awards that have been accrued, earned, or become payable but which have not been paid, and as severance pay in lieu of any further salary for periods subsequent to the date of termination, an amount in cash equal to his "annualized includible compensation for the base period" (as defined in Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), multiplied by a factor of 2.99, provided that if any of the payments or benefits provided for in the agreement, together with any other payments or benefits that the executive officer has the right to receive would constitute a "parachute payment" (as defined in Section 280G(b) of the Code), the Company shall pay to the executive officer on a net after-tax basis the greater of (1) the payments and benefits due to the executive officer reduced in order of priority and amount as executive officer shall elect, to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code or (2) payments and benefits due to the executive officer, plus an amount in cash equal to (x) the amount of such "excess parachute payments" multiplied by (y) twenty (20%) percent. The Company has guaranteed SICA's performance of all its obligations under the termination agreements.

6. Under an employment agreement with SICA effective August 1, 1995, amended May 1, 1998, May 2, 2000, and August 1, 2001 and in effect through August 1, 2004, Mr. Murphy receives an annual base salary of not less than $550,000 through August 1, 2004. Under an employment agreement with SICA effective October 31, 1995, amended October 31, 1998, May 2, 2000 and October 31,2001, and in effect through October 31, 2004, Mr. Ochiltree receives an annual base salary of not less than $290,000 through October 31, 2004. Under an employment agreement with SICA effective August 8, 2000, through August 8, 2003, Mr. Connell receives an annual base salary of not less than $250,000 through August 8, 2003. Under an employment agreement with SICA dated May 2, 1997, amended May 2, 2000, and in effect through May 2, 2003, Mr. Coleman receives an annual base salary of not less than $230,000 through May 2, 2003. Under an employment agreement with SICA effective September 1, 1993, amended January 31, 1994, June 6, 1994, September 1, 1999 and September 1, 2001 and in effect through September 1, 2004, Mr. Land receives an annual base salary of not less than $255,000 through September 1, 2004.

7. Mr. Connell received this amount for the tax gross up for relocation expenses reimbursed in 2000, and included in his taxable income for 2000.

8. This amount represents Mr. Connell's compensation from August 7, 2000, which is the date he commenced employment with the Company, through the end of 2000.

9.   Mr. Connell received this amount from the Company for relocation expenses.

10. Mr. Land was granted 6,000 units of Phantom Stock on February 2, 1999 in lieu of a grant of restricted stock. The Phantom Stock Units are valued with reference to the fair market value of Selective Common Stock and accrue amounts equivalent to dividends which are converted into Phantom Stock Units based on the fair market value of Selective Common Stock on the applicable dividend reinvestment dates. The accumulated value of the Phantom Stock Units will be paid to Mr. Land in cash upon retirement, based on the value of Selective's Common Stock on the last day of his employment. The value of Phantom Stock Units set forth in the table on page 9 is based on the closing market price per share of Common Stock on February 2, 1999 of $18.25.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table contains information concerning the grant of stock options and tandem stock appreciation rights ("SARs") under the Company's Stock Option Plan II ("Plan") to the Chairman, President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                     -------------------------------------

                          Individual Grants                                                            Grant Date Value
----------------------------------------------------------------------------------------------------   -------------------
                              Number of       % of
                             Securities       Total Options/
                             Underlying       SARs Granted     Exercise
                            Options/SARs      to Employees     or Base                                 Grant Date
Name                        Granted(1)(#)     in Fiscal Year   Price ($/Sh)(2)      Expiration Date    Present Value($)(3)
----                        -------------     --------------   ---------------      ---------------    -------------------
Gregory E. Murphy               15,000            9.70             22.375              02/06/11                91,427

Jamie Ochiltree, III             7,000            4.53             22.375              02/06/11                42,666

Richard F. Connell               2,000            1.29             22.375              02/06/11                12,190

James W. Coleman, Jr.            7,000            4.53             22.375              02/06/11                42,666

Thornton R. Land                 7,000            4.53             22.375              02/06/11                42,666

1. The Plan permits the granting of options to all employees and permits the granting of SARs in tandem with any or all stock options. If a SAR is exercised, the employee must surrender the related stock option or portion thereof. Upon exercise of a SAR, payment will be made by the Company in stock, cash, or some combination thereof, as a committee appointed by the Board of Directors shall determine at the time of exercise. None of the options granted to the named executive officers in 2001 has SARs attached. Under the terms of the Plan, options or any related SARs, may be granted at no less than fair market value as of the date of grant. They must be exercised within ten years from the date of grant. In the event of any change in the number of outstanding shares of the Common Stock of the Company as a result of a stock dividend, stock split, or other readjustments, the committee appointed by the Board of Directors shall make an appropriate adjustment in the aggregate number of shares which may be subject to stock options granted under the Plan and in the number of shares subject to and the option price of each then outstanding option.

2. The options set forth in the table above were granted on February 6, 2001 at an exercise price equal to the fair market value of a share of Common Stock at such date and were immediately exercisable.

3. The Black-Scholes option pricing method has been used to calculate the present value as of the date of grant and it is not intended to forecast appreciation, if any, of the Company's stock price. The present value as of the date of the grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, expected life of the options, dividend yield and stock price volatility. The risk free interest rate is based on a zero coupon US Government Issue with the same terms and issue date as the specified option grant. The volatility is based on an estimate of the future price variability of Selective Insurance Group, Inc. (SIGI) stock for a term commensurate with the expected life of the option. There is no assurance that these assumptions will prove to be true in the future. Listed below are the various assumptions that were made with regard to the grants:



                   ------------------------------------------
                          Exercise Price          $22.375
                   ------------------------------------------
                      Risk Free Interest Rate       5.1%
                   ------------------------------------------
                      Expected Life of Option     7 Years
                   ------------------------------------------
                          Dividend Yield            2.5%
                   ------------------------------------------
                        Expected Volatility         24%
                   ------------------------------------------

                      OPTION AND SAR EXERCISES AND HOLDINGS

The following table sets forth information with respect to the Chairman, President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the last fiscal year:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                            Value of
                                                                               Number of                    Unexercised
                                                                               Securities Underlying        In-the-Money
                                                                               Unexercised                  Options/SARs
                                                                               Options/SARs at              at Fiscal
                                                                               Fiscal Year-End (#)          Year-End ($)*;
                                                                               * * * * * * * * *            * * * * * * * * *
                              Shares Acquired                                  Exercisable/                 Exercisable/
Name                          on Exercise (#)       Value realized ($)         Unexercisable                Unexercisable
----                          ---------------       ------------------         -------------                -------------
Gregory E.  Murphy                 11,780                 $167,070                  93,420/                     341,810/
                                                                                        0                              0
Jamie Ochiltree, III                  --                       --                  72,876/                     288,077/
                                                                                        0                              0
Richard F.  Connell                    --                       --                   7,000/                      20,055/
                                                                                        0                              0
James W.  Coleman, Jr.              6,787                  $95,535                  59,513/                     212,359/
                                                                                        0                              0
Thornton R.  Land                 113,076                 $976,993                  18,000/                      39,252/
                                                                                        0                              0

* The value of unexercised in-the-money options is based on the closing market price per share of Common Stock on December 31, 2001 of $21.73, less the option exercise price per share.

                                 PENSION PLANS

The following table illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of credited service in the form of a single life annuity and prior to any offset for Social Security benefits. As of December 31, 2001 the Chairman, President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table had the following credited years of service under the pension plans: Mr. Murphy, 20 years; Mr. Connell, no credited service; Mr. Coleman, 18 years; Mr. Land, 15 years; and Mr. Ochiltree, 6 years.

                                         PENSION PLAN TABLE(1)
                                           Years of Service

Remuneration         5          15          20            25            30          35
------------      -----------------------------------------------------------------------
125,000           12,500      37,500       50,000       62,500        75,000       87,500
150,000           15,000      45,000       60,000       75,000        90,000      105,000
175,000           17,500      52,500       70,000       87,500       105,000      122,500
200,000           20,000      60,000       80,000      100,000       120,000      140,000
225,000           22,500      67,500       90,000      112,500       135,000      157,500
250,000           25,000      75,000      100,000      125,000       150,000      175,000
300,000           30,000      90,000      120,000      150,000       180,000      210,000
400,000           40,000     120,000      160,000      200,000       240,000      280,000
450,000           45,000     135,000      180,000      225,000       270,000      315,000
500,000           50,000     150,000      200,000      250,000       300,000      350,000

1.The Company maintains a noncontributory Retirement Income Plan integrated with Social Security benefits. This pension plan covers substantially all employees, including officers. Compensation covered under the plan consists only of basic wages and salaries, not including overtime and bonuses, i.e. only the "Salary" column of the Summary Compensation Table. Monthly plan benefits are computed at the rate of 2% of average monthly compensation for the 60 months out of the most recent 120 months of employment for which the employee's compensation is the highest multiplied by the number of years of credited service, less an offset for Social Security benefits, calculated as 1 3/7% of the participant's Social Security income in effect on January 1 of the year of retirement multiplied by the number of years of credited service. If the employee is married, the normal form of benefit is a joint and survivor annuity for the employee and spouse. If the employee elects against such annuity with the spouse's consent, a single life annuity may be paid. The Company has a nonqualified supplemental pension plan to provide benefits that would have been paid by the qualified plan, but for the limitations imposed by the Internal Revenue Code on the maximum benefits payable and the compensation upon which qualified plan benefits may be calculated.

                 REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
                     SALARY AND EMPLOYEE BENEFITS COMMITTEE


The Salary and Employee Benefits Committee (the "Committee") of the Board of Directors is responsible for setting the executive compensation policies of the Company and evaluating the level of compensation of the executive officers of the Company and its subsidiaries relative to the position and performance of the executive officers. The Committee's decisions on executive compensation are subject to the approval of the Board of Directors, except for grants under certain of the Company's employee benefit plans, which are made solely by the Committee in order for such plans to satisfy the administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and Section 162(m) of the Internal Revenue Code. The Committee consists of Messrs. Brown (Chairman), Dolan, Herder and McClellan, all of whom are nonemployee directors, within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m). For purposes of this report, the term "Company" means Selective Insurance Group, Inc. and its subsidiaries unless the context otherwise requires.

The Committee's executive compensation policies are intended to enable the Company to attract and retain qualified executives by combining a base salary component with annual bonus and long-term incentive components. The levels of annual total compensation for executive officers (including the executive officers named in the foregoing tables) are generally intended to be comparable to the levels of annual total compensation paid to executives with comparable responsibilities in a group of other companies in the insurance industry, identified by the Company using external surveys as being similar in size and scope to the Company, while providing for annual and long-term incentives which are subject to the achievement of performance-related goals. This comparison group of companies in the insurance industry is smaller and more diverse than the group comprising the Company's peer group for purposes of the performance graph set forth on page 17 in this Proxy Statement.

After determining the level of compensation for each executive officer as compared with his or her counterparts in the identified industry group, the Committee weighs the executive officer's performance and level of responsibility and considers such executive officer's contribution to the financial and other goals of the Company. These goals are established in advance and may relate to the executive officer's performance, the Company's performance, or both. Among the criteria used in determining base salaries are: (i) the Company's financial performance compared to its performance in the prior year, including the Company's combined ratio (both overall and by lines of insurance), return on equity, results of operations and overall financial condition; (ii) the managerial ability of such executive officer as evaluated by the Committee, taking into account the evaluation of such person by the Chief Executive Officer; and (iii) such officer's ability to develop personnel within the areas of his or her responsibility for the future operation of the Company. These criteria are the more significant factors used by the Committee in reaching its decisions on executive compensation. As a result of the individual evaluations, for any particular year the compensation level of each executive officer may be higher or lower than that of comparable executives in the comparison group and may vary each year depending upon the achievement of the individual.

The Committee meets a minimum of four times a year. Changes in the base salary component of executive compensation do not necessarily occur annually, but may occur after a longer period of time.

In addition to the base salary component of executive officers' compensation, cash payments under the Company's Annual Cash Incentive Plan (the "ACIP Plan") may be earned. Prior to 2001, the ACIP Plan required specific performance-related goals be established for all employees, including each executive officer, at the beginning of the fiscal year after discussions between such executive officer and the Chief Executive Officer (and with respect to the Chief Executive Officer between the Chief Executive Officer and the Committee) to determine the nature and extent of such goals. These individual goals related to specific business, departmental or management objectives that support specific corporate goals established for the fiscal year. If both individual and corporate goals were achieved for the year, the executive officer could earn the percentage of salary specified in the ACIP Plan for such officer's position as an annual incentive. In 2001, the ACIP Plan was revised, to make the payment of individual incentive cash awards subject to two separate and distinct criteria related to the Company's performance as established by the Committee at the beginning of the year. First, if the Company met certain predetermined strategic initiatives which were related to profitable premium growth, introduction of new technology, and the expansion of business growth opportunities of the Company's DIS businesses through the integration of the core insurance products and diversified insurance services, then the executive officers could earn a portion of his target incentive percentage as specified in the ACIP Plan. Second, if the Company also achieved financial targets related to operating income and combined ratio, then such executive officer could earn an additional portion of his target incentive percentage as specified in the ACIP Plan.

In February 2002, the Committee reviewed each executive officer's performance evaluation, the recommendations of the Chief Executive Officer as to the executive's achievement and the Company's achievement of the strategic initiatives and financial targets for 2001 using the criteria described above. Based upon the Company's performance for 2001 and the ACIP Plan percentage guidelines, the Committee determined that the Company did not achieve the financial targets, but did achieve the strategic initiatives, and that a portion of annual cash incentives attributable to the achievement of such initiatives would be awarded to the Company's employees, including executive

                 REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
               SALARY AND EMPLOYEE BENEFITS COMMITTEE (continued)


officers for the year ended December 31, 2001, in accordance with the ACIP Plan.

The two forms of long-term incentive compensation for executive officers are stock options (with or without tandem stock appreciation rights) and stock grants under the Company's Stock Option Plan II (the "Plan"). The Committee believes that stock ownership by management encourages management to enhance stockholder value. Under the current plan, stock options (with or without tandem stock appreciation rights) granted to executive officers and other employees give optionees the right to purchase shares of the Company's Common Stock over a ten-year period at the fair market value per share on the date of grant. Generally, the Committee grants options to executive officers based on individual merit, taking into account, among other things, the performance evaluations of such executive officers by the Chief Executive Officer. The number of options granted at any given time is also determined, in part, by the executive officer's level of responsibility (i.e., more options are given to employees and executives in positions of greater responsibility), and the date of the last option grant to such person. In recent years, the Company has generally granted options on an annual basis, but options are not necessarily granted annually to each executive officer. Grants of stock also provide incentive to the executive officers to enhance stockholder value. Under the Plan, the Committee, in its discretion, may make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to executive officers and other employees, in addition to or in substitution for options or stock appreciation rights. Grants made to executive officers are subject to the attainment of one or more performance-related objectives and other terms and conditions as may be determined by the Committee in its discretion. In 2001, grants of restricted stock under the Plan were made to all executive officers. All restricted stock grants to executive officers are subject to a four-year vesting period and the attainment of various predetermined corporate financial goals, such as return on equity or cumulative earnings, during the vesting period.

On February 6, 2001, the Committee granted Mr. Murphy 25,000 restricted shares of the Company's Common Stock under Stock Option Plan II. The shares vest four years after the grant and are subject to the achievement of predetermined corporate performance goals, including fiscal year return on average equity, during the vesting period. On the same date, the Committee granted Mr. Murphy a non-qualified stock option to purchase 10,531 shares of the Company's common stock at an exercise price of $22.375 per share, and an incentive stock option to purchase 4,469 shares of the Company's common stock at an exercise price of $22.375 per share, which was the fair market value on the date of the grant.

The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code for compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

The Committee's basis for determining the compensation of the Chief Executive Officer is substantially the same as those referred to above with respect to the Company's other executive officers. The Committee seeks to maintain the base salary of the Chief Executive Officer at a level competitive with the mid-range of the base salaries of the chief executive officers of other insurance companies in the Company's identified comparison group, but Mr. Murphy's base salary for 2001 was affected by his performance in the prior year and the Company's performance in the prior year, as compared to the peer group as described on page 17. Mr. Murphy is also eligible to participate in the same employee benefit plans available to the other executive officers of the Company.

No Compensation Committee interlocks or insider participation in compensation decisions occurred during the fiscal year ended December 31, 2001.

Submitted by the Salary and Employee Benefits Committee of the Company's Board of Directors: A. David Brown (Chairman), William A. Dolan, II, C. Edward Herder and S. Griffin McClellan III.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2001, the Salary and Employee Benefits Committee was composed of A. David Brown, William A. Dolan, II, C. Edward Herder, and S. Griffin McClellan III. None of these individuals were employed as officers or employees of the Company. No executive officer of the Company served on the compensation committee of another entity or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee.

                  REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
                                 AUDIT COMMITTEE


The Audit Committee (the "Committee") is comprised of four independent directors and acts under a written charter adopted by the Board of Directors. The members of the Committee are Messrs. Sayles (Chairman), Bauer and Dolan and Ms. Lamm-Tennant, each of whom is independent as defined by the National Association of Securities Dealers, Inc. independent director and audit committee listing standards.

Management has primary responsibility for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.

In fulfilling its responsibilities, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with the independent auditors their independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors: Thomas D. Sayles, Jr. (Chairman), Paul D. Bauer, William A. Dolan, II and Joan M. Lamm-Tennant

                                   AUDIT FEES

The following table shows the aggregate fees billed to the Company for the year ended December 31, 2001, by the Company's independent auditors, KPMG LLP:


              Audit Fees,
              excluding audit related             $ 345,000

              Financial information systems
              design and implementation fees      none

              All other fees:
                 Audit related (1)                $  50,000
                 Other non audit fees (2)         $  33,000
                                                  ---------
              Total all other fees                $  83,000

              (1) Audit related fees consisted primarily of audits on the financial statements of the Company's insurance subsidiaries and certain employee benefit plans.
              (2) Other non-audit fees consisted of an actuarial reserve review.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal auditor's independence.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

The following graph demonstrates a five-year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. companies), and the Fire, Marine and Casualty insurers (Nasdaq Market).

[GRAPHIC OMITTED]

[LINE GRAPH]

                  Company       Market       Peer
    Date           Index        Index        Index
    ----        ------------   --------   -----------
  12/31/1996      100.000      100.000      100.000
  01/31/1997      107.895      107.094       98.662
  02/28/1997      111.263      101.168      104.887
  03/31/1997      109.939       94.570      102.903
  04/30/1997      106.627       97.518      103.372
  05/30/1997      117.972      108.561      112.050
  06/30/1997      129.136      111.899      118.829
  07/31/1997      141.966      123.689      124.030
  08/29/1997      131.989      123.505      124.233
  09/30/1997      138.019      130.824      131.287
  10/31/1997      145.054      124.008      130.525
  11/28/1997      135.688      124.663      135.437
  12/31/1997      145.452      122.477      151.880
  01/30/1998      140.065      126.359      147.726
  02/27/1998      148.572      138.232      155.095
  03/31/1998      145.526      143.342      155.709
  04/30/1998      148.911      145.766      152.617
  05/29/1998      143.563      137.668      147.168
  06/30/1998      121.960      147.283      138.639
  07/31/1998      105.461      145.558      132.734
  08/31/1998       97.494      116.697      120.446
  09/30/1998      104.862      132.887      119.115
  10/30/1998      100.407      138.725      127.595
  11/30/1998      104.175      152.826      130.084
  12/31/1998      111.074      172.681      129.561
  01/29/1999      100.726      197.743      118.760
  02/26/1999      101.322      180.035      121.426
  03/31/1999       98.020      193.655      120.818
  04/30/1999      107.752      199.893      125.432
  05/28/1999      105.759      194.354      131.400
  06/30/1999      106.809      211.833      127.475
  07/30/1999      110.662      208.014      120.715
  08/31/1999      100.612      216.809      117.040
  09/30/1999      106.614      217.106      106.985
  10/29/1999      105.554      234.509      106.384
  11/30/1999       99.688      263.036       98.954
  12/31/1999       97.908      320.894       97.487
  01/31/2000       85.803      309.045       91.140
  02/29/2000       88.819      367.842       88.573
  03/31/2000       98.168      360.251      106.379
  04/28/2000      108.956      303.006      103.106
  05/31/2000      106.919      266.454      103.265
  06/30/2000      110.181      313.241       89.756
  07/31/2000      106.919      296.262       98.552
  08/31/2000      104.896      331.282      104.257
  09/29/2000      104.530      288.245      103.977
  10/31/2000      100.875      264.572      104.938
  11/30/2000      118.568      203.838      110.580
  12/29/2000      142.870      193.012      126.598
  01/31/2001      129.982      216.423      112.691
  02/28/2001      128.940      167.556      111.837
  03/30/2001      137.740      144.076      116.909
  04/30/2001      146.132      165.571      118.046
  05/31/2001      149.154      165.371      125.128
  06/29/2001      159.178      169.811      128.215
  07/31/2001      158.104      159.009      130.060
  08/31/2001      150.743      141.685      127.251
  09/28/2001      140.001      117.812      128.009
  10/31/2001      128.900      132.925      125.221
  11/30/2001      140.264      151.849      129.913
  12/31/2001      131.264      153.153      130.303

-----------------------------------------------------------------------------------------------------------------------------------
                                                    Legend

Symbol          CRSP Total Returns Index for:                12/1996    12/1997      12/1998      12/1999     12/2000     12/2001
------          -----------------------------                -------    -------      -------      -------     -------     -------
-----------     Selective Insurance Group, Inc.               100.0      145.5        111.1        97.9        142.9       131.3
-- -- -- --     Nasdaq Stock Market (US Companies)            100.0      122.5        172.7       320.9        193.0       153.2
- - - - - -     NASDAQ Stocks (SIC 6330-6339 US Companies)    100.0      151.9        129.6        97.5        126.6       130.3
                Fire, Marine, and Casualty Insurance

Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 12/21/1996.
-----------------------------------------------------------------------------------------------------------------------------------

1. The graph was prepared by the Center for Research in Security Prices ("CRSP"). The NASDAQ Stock Market index includes all U.S. Companies in NASDAQ and the published industry index includes 68 NASDAQ Company stocks in SIC Major Group 633 (SIC 6330-6339 U.S. fire, marine and casualty insurance). A complete list of these companies may be obtained from CRSP at the University of Chicago Graduate School of Business, 725 South Wells Street, Suite 800, Chicago, Illinois, 60637; (773) 834-4606. CRSP reweights the indices daily, using the market capitalization on the previous trading day.

           II. APPROVAL OF SELECTIVE INSURANCE STOCK OPTION PLAN III
                               (Item 2 On Proxy)

The Board of Directors proposes and recommends that stockholders approve the Selective Insurance Stock Option Plan III (the "Plan"), which provides for the granting of incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQSOs"), stock appreciation rights, and restricted stock to employees of the Company.

On February 5, 2002, the Board of Directors adopted the Plan, subject to stockholder approval. The purpose of the Plan is to assist the Company and any subsidiary (as such terms are defined in the Plan, each of which is hereinafter referred to as a "Related Corporation") in attracting and retaining capable officers and other employees, and to motivate them to exercise their best efforts on behalf of the Company. The Plan is intended to replace the Selective Insurance Stock Option Plan II (the "Prior Plan") which expires on September 1, 2002. If the Plan is approved by stockholders, no further awards will be made under the Prior Plan.

Description of the Plan

The following is a summary of the Plan. The summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A to this Proxy Statement. Stockholders may also obtain a copy of the Plan by submitting a written request to the Corporate Secretary, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey, 07890.

Shares Subject to the Plan. The Plan authorizes for issuance an aggregate of 2,000,000 shares of Common Stock, subject to adjustments to reflect any stock splits, stock dividends, share combinations or similar changes in the capital stock of the Company. This authorization includes 551,872 shares of Common Stock which are presently available for future grants under the Prior Plan. If any award under the Plan that requires the participant to exercise it in order for shares to be delivered expires or terminates without having been exercised in full, or if any shares awarded under the Plan are forfeited or cancelled, or if any award is satisfied in cash rather than in shares, the number of shares as to which such award was not exercised or was forfeited or cancelled or for which cash was substituted will again become available for future awards granted under the Plan. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares for this purpose. Shares subject to awards which have already been granted under the Prior Plan and which are terminated, forfeited, cancelled or settled in cash will not become available for grant under the Plan.

The market value of a share of Common Stock as of March 15, 2002, as reflected by the closing price of the Common Stock on Nasdaq National Market, was $24.68.

Administration. The Plan will be administered by the Salary and Employee Benefits Committee (the "Committee") of the Board of Directors consisting of not fewer than two nonemployee, outside directors appointed by the Company's Board of Directors. The Committee members will have full authority and discretion, subject to the terms of the Plan, to select participants, determine the number, terms and conditions of awards, and administer the Plan. All employees, including directors who are employees, are eligible to receive awards under the Plan. There are approximately 2,400 persons eligible to receive awards. No member of the Committee is eligible to participate in the Plan while serving on the Committee. In any calendar year, the number of shares of Common Stock represented by stock options (together with stock appreciation rights) granted to any one participant may not exceed 40,000 and the number of shares represented by restricted stock awards granted to any one participant may not exceed 40,000. Grants of awards are at the discreton of the Committee and, thus, the amount of such awards, if any, are presently not determinable. To date, no awards have been granted under the Plan.

Terms and Conditions of Awards

Nonqualified Stock Options. NQSOs may be granted for terms of not more than 10 years at an exercise price per share not less than the fair market value of the underlying shares of Common Stock on the date of grant. NQSOs are exercisable in such installments as the Committee may determine. The Committee may accelerate the exercise date of NQSOs in the event of certain corporate transactions (see "Adjustments upon Mergers and Other Events" below). Any NQSO held by a participant who dies or is disabled while employed by the Company or a Related Corporation or whose employment with the Company and all Related Corporations is terminated prior to the expiration date of such option will remain exercisable by the participant, or his personal representative, for a period of time following the termination of employment or death or disability, as provided in the Plan and the applicable option agreement. The purchase price of the shares as to which an option is exercised is payable upon the exercise of the option:
(i) in cash (or its equivalent), (ii) by delivering irrevocable instructions to a broker to deliver to the Company the amount of sale proceeds necessary to pay the exercise price, (iii) in shares of Common Stock already owned; or (iv) in any combination of the above.

Incentive Stock Options. ISOs are subject to the same terms and conditions under the Plan as are described above for NQSOs. Such options have some additional terms and conditions required by the Code. Under the Plan: (i) the exercise price per share of ISOs which are granted to a person who owns more than 10% of the voting stock of the Company, must be not less than 110% of the fair market value of the underlying shares on the date of the grant; (ii) the term of ISOs cannot be more than five years for any participant who owns more than 10% of the voting stock of the Company, (iii) the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year (under the Plan and under any other plan of the Company or a Related Corporation) may not exceed $100,000; and (iv) ISOs are not assignable or transferable by a participant other than by will or the laws of descent and distribution. There are also certain other requirements, such as specified holding periods for shares of common stock received upon exercise of an ISO and limitations on exercisability following termination of employment, which must be satisfied in order for an option to remain an ISO under the Code.

Stock Appreciation Rights. A stock appreciation right is the right to receive, upon exercise, the increase in the fair market value of a specified number of shares of Common Stock from the date of grant to the date of exercise. The payment upon exercise of a stock appreciation right shall be made in cash, shares of Common Stock, or a combination of both, as determined by the Committee. Stock appreciation rights may be granted in tandem with stock options (in which case the exercise of the related stock option or stock appreciation right will cause the other award to be surrendered) or independently. Stock appreciation rights granted in tandem with stock options are transferable to the extent the related stock option is transferable.

Restricted Stock. An award of restricted stock is a grant of a specified number of shares of common stock that are subject to forfeiture upon specified events (including termination of employment) and that are held by the Company during the restriction period. A restricted stock award agreement will specify the duration of the restriction period and the performance, employment or other conditions under which the restricted stock award may be forfeited to the Company. Each such award to an executive officer of the Company shall be expressly subject to the attainment of one or more performance related goals. These performance goals may include one or more of the following criteria: return on equity, total stockholder return, earnings per share, reduction of costs, increase in premiums written or earned, or combined ratio or loss and loss expense ratio of the Company or one of its Related Corporations. During the restriction period, a participant has the right to vote the shares of restricted stock, and to receive dividends, which will be held in escrow until such time as the restrictions lapse. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

Adjustments upon Mergers and Other Events. In the event of a merger, consolidation, or other corporate transaction, each outstanding award will be assumed by the surviving or successor corporation, if any. However, the Committee may terminate outstanding awards in the event of such a proposed corporate transaction, effective upon the closing of the transaction. If the Committee decides to terminate outstanding awards, it must give participants at least seven days notice of such a termination and permit participants to exercise their options or stock appreciation rights during that seven-day-or-longer period. Furthermore, the Committee may accelerate the exercise date of any outstanding options or stock appreciation rights or remove the restrictions from any shares of restricted stock.

In the event of a change in control, as defined in the Plan, all outstanding options and stock appreciation rights become fully vested and all restrictions are removed from outstanding shares of restricted stock.

Amendment and Termination of the Plan Awards; Duration. The Board of Directors of the Company may suspend, discontinue, or amend the Plan at any time in any respect whatsoever, provided, however, that, without stockholder approval, the Plan may not be amended if such amendment would: (i) change the class of employees eligible to participate in the Plan with respect to ISOs; (ii) increase the maximum number of shares with respect to which ISOs may be granted;
(iii) modify the terms of any "performance goal" within the meaning of Treas. Reg. ss.1.162-27(e)(4)(vi); or (iv) extend the term of the Plan. No such suspension, discontinuance, or amendment shall materially impair the rights of any holder of an outstanding award without the consent of such holder. The plan will terminate as of February 4, 2012 and no awards may be granted under the plan thereafter. However, awards granted on or before February 4, 2012 will remain operative in accordance with their terms.

Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of stock options, stock appreciation rights and restricted stock. The description is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations and their application may vary in individual circumstances. The summary does not consider the effects of state and local tax laws, which laws may be different than federal income tax laws.

    (a) Incentive Stock Options. To the extent options issued under the Plan qualify as ISOs under Section 422 of the Code, the principal Federal income tax consequences to each participant receiving the options and to the Company should generally be as follows:

        (1) The participant generally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of an ISO. Moreover, the participant will not recognize taxable income and the Company will not be entitled to a deduction upon the exercise by the participant of an ISO, provided that the participant was an employee of the Company or any of its subsidiary corporations, as defined in Section 424(f) of the Code, during the entire period from the date of grant of the ISO until three months before the date of exercise (increased to 12 months if employment ceased due to total and permanent disability). The employment requirement is waived if the participant dies. Of course, in all of these situations, the ISO itself may provide a shorter exercise period after employment ceases than the allowable period under the Code. For those participants, however, that are subject to the alternative minimum tax, an amount generally equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price will be treated as an item of adjustment and ordinarily be included in the participant's alternative minimum taxable income in the year of exercise. If the employment requirements described above are not met, the tax consequences relating to NQSOs (discussed below) will apply.

        (2) If the participant disposes of the shares of Common Stock acquired upon exercise of an ISO within two years after the date of grant or within one year after the date the shares are transferred to the participant, the participant will generally recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the exercise price and the lesser of (i) the fair market value of the Shares at the date of exercise or (ii) the amount realized upon disposition. Such dispositions may also result in long-term or short-term capital gain or loss, assuming the shares were held as capital assets. If the participant disposes of the shares after at least two years following the date of grant and at least one year following the date the shares are transferred, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price, assuming the shares were held as capital assets.

    (b) Nonqualified Stock Options. To the extent options, when granted, are NQSOs, or to the extent options, when granted, are intended to be ISOs but fail to qualify as such, the principal Federal income tax consequences to each participant and to the Company should generally be as follows:

        (1) The participant will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of an NQSO.

        (2) Generally, the participant will recognize ordinary income at the time of the exercise of the NQSO, in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price.

        (3) The Company will be entitled to a deduction to the extent of the ordinary income recognized by the participant in accordance with the rules of Section 83 of the Code (and Section 162(m) of the Code, to the extent applicable) and the regulations thereunder.

        (4) Gain or loss recognized by the participant upon a subsequent disposition of the shares will be short- or long-term capital gain or loss, if the shares were held as capital assets.

    (c) Stock Appreciation Rights. The participant will recognize income on the date the stock appreciation right is exercised equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the fair market value of the underlying shares on the date of the grant (or the exercise price of the related option). The Company will be entitled to a Federal income tax deduction on the date of exercise in the same amount as the income recognized by the employee, provided the Company satisfies applicable Federal income tax withholding requirements.

    (d) Restricted Stock. The participant will generally not recognize income on restricted stock awards until the date on which all of the restrictions lapse and the participant is entitled to receive the stock. The amount of such income will be equal to the excess of the fair market value of the shares at the time the restrictions lapse. If, on the other hand, the participant makes a timely election under Section 83(b) of the Code, then he or she will recognize ordinary income at the time of receipt of the stock equal to the excess of the fair market value of the shares at the time (determined without regard to any transfer restrictions imposed on the shares, the vesting provisions or any restrictions imposed by the securities laws). In either case, the Company should be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant in the same year that the participant recognizes such ordinary income, provided that the Company satisfies certain applicable reporting requirements.







Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to companies for compensation paid in any year to a company's chief executive officer or any of the other four most highly compensated officers (collectively, the "Covered Employees") in excess of $1 million. However, such compensation will be deductible without regard to such limitations if the compensation satisfies the "performance-based" requirements of Section 162(m) of the Code. Compensation for purposes of Section 162(m) includes cash compensation and noncash benefits (including the amount of ordinary income Covered Employees recognize pursuant to the exercise of, or lapse of restrictions on, awards granted under the Plan). The Plan is intended to meet the requirements of Section 162(m) and approval by the Company's stockholders will mean that if any individual who is a Covered Employee on the date of grant has annual compensation in excess of $1,000,000 in the future, the Company will genereally be able to deduct the excess amount. If stockholder approval is not obtained, no awards may be granted under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.

                III. PROPOSAL TO APPROVE THE CONVERSION OF UNITS
          PREVIOUSLY ISSUED IN CONNECTION WITH THE TERMINATION OF THE
                   DIRECTORS' PLAN INTO SHARES OF COMMON STOCK
                                (Item 3 On Proxy)

The Board of Directors has approved and is unanimously recommending that the stockholders approve the conversion of units previously issued upon the termination of the Directors' Plan (the Company's former retirement plan for nonemployee directors) into shares of Common Stock, as described below. A copy of the plan of conversion is attached as Exhibit B to this proxy statement. The Board of Directors approved the conversion on November 6, 2001.

Description of the Units

Effective December 31, 1997, the Company terminated the Directors' Plan. The Directors' Plan was a retirement plan for directors. Under the Directors' Plan, directors who were never employees of the Company or its subsidiaries and who were members of the Board of Directors for at least five years were entitled to annual retirement benefits payable for a period equal to the participant's years of service on the Board, up to a maximum of 15 years.

Upon the termination of the Directors' Plan, the Company converted the present dollar value of the participants' future benefits into units, with each unit having an initial value equal to the fair market value of a share of Common Stock on December 31, 1997. Each unit accrues dividends equal to the dividends declared and paid on a share of Common Stock. Dividends accrued on units are converted into additional units in the same manner as dividends are reinvested in shares of Common Stock under the Company's dividend reinvestment plan for stockholders. Each participant is entitled to receive the value of his or her units in cash upon termination of his or her service as a director, either in a lump sum or in installments of up to 15 years. The amount of the cash distributed to each such participant is determined by multiplying the number of units being distributed on the termination date or installment payment date, as the case may be, by the market price of the Common Stock on such date, as the case may be. In the event of a director's termination of service as a director following a "change in control" of the Company, the director is immediately entitled to receive the value of his or her units in cash, either in a lump sum or in installments over a period of five years.

Reasons for the Conversion

The value of the units, which are settled in cash, is based on the market price of the Common Stock, which fluctuates. Consequently, under accounting principles generally accepted in the United States, if the market price of the Common Stock rises in a particular quarter, the Company must record as operating expense on its financial statements the potential additional cash obligations to the holders of the units. Conversely, if the market price of the Common Stock declines in a particular quarter, the Company records as operating gain on its financial statements the decrease in its potential obligations to the holders of the units.

The Company believes that having to record noncash gains and losses each quarterly period has an effect on its financial performance that does not directly reflect the results of the Company's operations. To eliminate this effect, the Company has proposed to convert the units to a fixed number of shares of Common Stock. Since the future payouts would be a fixed number of shares of Common Stock, fluctuations in the market price of the Common Stock would have no impact on the Company's obligations to the directors, and the Company would not have to record such operating expense or gain each quarterly period.

Description of the Conversion

Subject to approval by the stockholders, the number of each participating director's units accrued through the date of the 2002 Annual Meeting will be converted to an identical number of shares of Common Stock as of that date. Any fractional share will be rounded up to the next whole share.

Each participant has made an irrevocable election to defer receipt of the shares of Common Stock and dividends accrued with interest therein, and either receive all of the shares and dividends upon termination of service as a director or receive the shares in equal installments over not more than a five year period beginning as of the January 1 following termination of service as a director. Deferred shares of Common Stock will be held in an account maintained on behalf of the Director. Cash dividends which are declared and paid on the shares of Common Stock from and after the Annual Meeting until the date of distribution of the shares to the director will be credited to the director's account. That cash portion of the account will be credited with interest at the end of each year at the annual rate equal to the average two-year United States Treasury Bill rate for that year. If distributions are made prior to the end of the year, interest will be paid on the cash portion being distributed at an annual rate equal to the average two-year United States Treasury Bill rate from the begining of that year to the date of distribution. The cash portion of the account will be distributed to the director on the date(s) the shares are distributed.

In the event of a "Change in Control" of the Company which results in the termination of a director's service as a director of the Company, the shares of Common Stock and cash in the director's account will be distributed to the director on the first day of the month following the termination of service as a director. For purposes of that distribution, "Change of Control" means: (i) an acquisition of a controlling interest in the Company's voting securities, (ii) an election contest, (iii) a successful tender or exchange offer by a person other than the Company or an affiliate of the Company, (iv) a merger, or (v) a consolidation or other business combination, any of which result in directors constituting a majority of the Board nominated by management of the Company immediately prior to such event ceasing to be directors after the event.

Based on the number of units accrued to the participating directors as of March 15, 2002, the total number of shares of Common Stock to which each participating director named below would be entitled, assuming stockholder approval of the conversion, is as follows:

Director                          Shares of Common Stock
--------                          ----------------------
A. David Brown                            1,419
S. Griffin McClellan III                  7,872
William A. Dolan, II                      5,967
C. Edward Herder                          7,872
William M. Kearns, Jr.                    7,872
Joan M. Lamm - Tennant                    2,997
William M. Rue                            7,872
Thomas D. Sayles, Jr.                     5,967
J. Brian Thebault                         1,419

Total                                    49,257

The market value of a share of Common Stock as of March 15, 2002, as reflected by the closing price of the Common Stock on the Nasdaq National Market, was $24.68.

Federal Income Tax Consequences

A director will recognize ordinary taxable income at the time he or she receives the distributions of Common Stock and cash in an amount equal to the cash and the fair market value of shares of Common Stock received. The Company generally will be entitled to an income tax deduction in the same amount as the income recognized by the director.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE CONVERSION OF DIRECTORS' UNITS INTO SHARES OF COMMON STOCK.

            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

William M. Rue, a director of the Company, is President and owner of more than a 5% equity interest in Chas. E. Rue & Sons, Inc., a general insurance agency, which received $1,223,994 in commissions during 2001 for insurance policies placed with the Company's subsidiaries. During 2001, the Company's insurance subsidiaries purchased insurance coverages with premiums of $1,050,423 through the agency. The foregoing relationship has existed during the past fiscal year, and the Company intends to continue its relationship with Chas. E. Rue & Sons, Inc.

On December 16, 1994, Messrs. Murphy and Ochiltree, each of whom is an executive officer of the Company, incurred certain indebtedness to the Company in connection with their respective exercises of nonqualified stock options granted on such date under the Company's Stock Option Plan II. Such loans were made by the Company to such officers and certain other employees in order to encourage such employees to exercise their options and thus to align further their interests with those of the stockholders through greater stock ownership. The principal amounts of such loans to Messrs. Murphy and Ochiltree were $105,395 and $197,000, respectively. These loans bear no interest and are due in 2005. Principal amounts outstanding as of February 19, 2002 were $46,371 and $86,680, for Messrs. Murphy and Ochiltree, respectively.

On August 7, 1998, Messrs. Murphy, Coleman and Ochiltree incurred certain indebtedness to the Company in connection with the purchase of Common Stock on the open market. Loans were made by the Company to senior management and certain other officers in order to encourage greater ownership of Common Stock. The principal amounts of such loans to Messrs. Murphy, Coleman and Ochiltree were $162,495, $83,196 and $98,799, respectively. These loans bear an annual interest rate of 2.5% and are due in 2009. Principal amounts outstanding as of February 19, 2002 were $116,996, $59,901 and $71,135 for Messrs. Murphy, Coleman and Ochiltree, respectively.

                               DATE FOR SUBMISSION
                            OF STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for inclusion in the Proxy Statement relating to the 2003 Annual Meeting of Stockholders (to be held on or about May 7, 2003) must submit the same in time to be received at the Company's headquarters at Branchville, New Jersey, Attention: Corporate Secretary, on or before December 1, 2002, for determination of eligibility in accordance with law.

                            DISCRETIONARY AUTHORITY

A duly executed proxy given in connection with the Company's 2003 Annual Meeting of Stockholders will confer discretionary authority on the proxies named therein, or any of them, to vote at such meeting on any matter of which the Company does not have written notice on or before February 15, 2003, without advice in the Company's Proxy Statement as to the nature of such matter.

                              FINANCIAL STATEMENTS
                             AND OTHER INFORMATION

Consolidated financial statements for the Company and its subsidiaries and the report thereon of KPMG LLP are included in the 2001 Annual Report to Stockholders. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, excluding exhibits, will be provided without charge to stockholders upon written request to the Senior Vice President and Chief Financial Officer, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890. The Form 10-K provided to stockholders will include only a list of exhibits to the Form 10-K. Exhibits will be furnished to stockholders upon request and upon payment of reproduction and mailing expenses.

                                  ACCOUNTANTS

The Company has engaged the services of KPMG LLP as its principal accountants. The Company anticipates making no change in its selection and a representative of that firm is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if such representative so desires.

                                                                       Exhibit A











                              SELECTIVE INSURANCE
                             STOCK OPTION PLAN III

                               TABLE OF CONTENTS

                                                                                                                      Page
1.   Purpose ..........................................................................................................A-1

2.   Definitions ......................................................................................................A-1

3.   Administration ...................................................................................................A-3

4.   Effective Date and Term of Plan ..................................................................................A-3

5.   Shares Subject to the Plan .......................................................................................A-3

6.   Eligibility ......................................................................................................A-3

7.   Types of Awards ..................................................................................................A-4

     7.1   Options ....................................................................................................A-4

     7.2   Stock Appreciation Rights ..................................................................................A-4

     7.3   Restricted Stock ...........................................................................................A-5

     7.4   Notice of Tax Election .....................................................................................A-5

8.   Events Affecting Outstanding Awards ..............................................................................A-5

     8.1   Termination of Employment
           (Other Than by Death, Disability, or With Respect to Restricted Stock Only - Retirement) ...................A-5

     8.2   Death or Disability or (With Respect to Restricted Stock Only - Retirement) ................................A-6

     8.3   Capital Adjustments ........................................................................................A-6

     8.4   Certain Corporate Transactions .............................................................................A-6

     8.5   Exercise Upon Change in Control ............................................................................A-7

9.   Amendment or Termination of the Plan .............................................................................A-7

10.  Miscellaneous ....................................................................................................A-7

     10.1  Documentation of Awards ....................................................................................A-7

     10.2  Rights as a Stockholder ....................................................................................A-7

     10.3  Conditions on Delivery of Shares ...........................................................................A-7

     10.4  Registration and Listing of Shares .........................................................................A-7

     10.5  Compliance with Rule 16b-3 .................................................................................A-7

     10.6  Tax Withholding ............................................................................................A-7

     10.7  Transferability of Awards ..................................................................................A-8

     10.8  Registration ...............................................................................................A-8

     10.9  Acquisitions ...............................................................................................A-8

     10.10 Employment Rights ..........................................................................................A-8

     10.11 Indemnification of Board and Committee .....................................................................A-8

     10.12 Application of Funds .......................................................................................A-9

     10.13 Governing Law ..............................................................................................A-9

                    SELECTIVE INSURANCE STOCK OPTION PLAN III

WHEREAS, Selective Insurance Group, Inc. (the "Company") desires to have the ability to award certain equity-based benefits to certain of the officers and other employees of the Company and its affiliates;

WHEREAS, the Company had adopted the Selective Insurance Stock Option Plan II ("Plan II") to encourage its employees to own stock in the Company;

WHEREAS, of the 4,200,000 shares of the Company's common stock reserved for issuance upon the exercise of options under Plan II, only 551,872 remain unissued as of the date hereof; and

WHEREAS, the 551,872 unissued shares, which shall no longer be available for issuance under Plan II, are hereby (i) made available for issuance under this Selective Insurance Stock Option Plan III ("Plan III") with respect to awards of options and restricted stock and (ii) included in the aggregate number of shares subject to Plan III under Section 5;

NOW, THEREFORE, the Selective Insurance Stock Option Plan III is hereby adopted under the following terms and conditions:

    1. Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs, NQSOs, Stock Appreciation Rights, and/or Restricted Stock to Employees of the Company and certain of its Related Corporations. Thereby, the Company expects to attract and retain such Employees and to motivate them to exercise their best efforts on behalf of the Company and its Related Corporations.

    2.  Definitions

    (a) "Award" shall mean ISOs, NQSOs, Stock Appreciation Rights, and/or Restricted Stock awarded by the Committee to a Participant.

    (b)"Award Agreement" shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

    (c) "Board" shall mean the Board of Directors of the Company.

    (d) "Change in Control" shall mean the occurrence of an event of a nature that would be required to be reported in response to Item 1(a) of a Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act; provided, however, that a Change in Control shall, in any event, conclusively be deemed to have occurred upon the first to occur of any one of the following events:

        (i) The acquisition by any person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such person or group owning, of record or beneficially, 25 percent or more of any class of voting securities of the Company;

        (ii) The acquisition by any person or group, including, without limitation, any current stockholder or stockholders of the Company, of securities of the Company resulting in such persons or groups owning, of record or beneficially, 20 percent or more, but less than 25 percent, of any class of voting securities of the Company, if the Board adopts a resolution that such acquisition constitutes a Change in Control;

        (iii) The sale or disposition of all or substantially all of the assets of the Company;

        (iv) The reorganization, recapitalization, merger, consolidation or other business combination involving the Company, the result of which is the ownership by the stockholders of the Company of less than 80 percent of those voting securities of the resulting or acquired entity having the power to elect a majority of the board of directors of such entity; or

        (v) A change in the membership of the Board, which taken in conjunction with any other prior or concurrent changes, results in 20 percent or more of the membership of the Board being persons not nominated by the Board as set forth in the Company's then most recent proxy statement, excluding changes resulting from substitutions by the Board because of retirement or death of a director or directors, removal of a director or directors by the Board or resignation of a director or directors due to demonstrated disability or incapacity.

Notwithstanding anything in this definition to the contrary, no Change in Control shall be deemed to have occurred for the purpose of an Employee's Award Agreement by virtue of any transaction which results in the Employee, or a group of persons which includes the Employee, acquiring, directly or indirectly, voting securities of the Company.

For the purpose of this subsection (d), the following definitions shall apply:

            (I) the terms "person" and "beneficial owner" shall have the meanings set forth in Regulation 13D under the Exchange Act, as such Regulation exists on the date hereof;

            (II) The term "voting security" shall include any security that has, or may have upon an event of default or in respect any transaction, a right to vote on any matter on which the holder of any class of common stock of the Company would have a right to vote;

            (III) the term "group" shall have the meaning set forth in Section
                  13(d) of the Exchange Act; and

            (IV) the term "substantially all of the assets of the Company" shall mean more than 50 percent of the Company's assets on a consolidated basis, as shown in the Company's most recent audited balance sheet.

    (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (f) "Committee" shall mean the Company's Salary and Employee Benefits Committee, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

    (g) "Company" shall mean Selective Insurance Group, Inc., a New Jersey corporation.

    (h) "Disability" shall mean separation from service as a result of a Participant's "permanent and total disability," as defined in section 22(e)(3) of the Code.

    (i) "Employee" shall mean an officer or any other employee of the Company or one of its Related Corporations.

    (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (k) "Fair Market Value" shall mean the mean between the highest and lowest quoted selling price on the date of grant (or on such other date as value must be determined) on the NASDAQ National Market (or on a national securities exchange if Shares subsequently trade on such an exchange).

    (l) "ISO" shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

    (m) "More-Than-10-Percent Shareholder" shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

    (n) "NQSO" shall mean an Option that, at the time such Option is granted to a Participant does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

    (o) "Option" is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

    (p) "Participant" shall mean an Employee who has been granted an Award under the Plan.

    (q) "Performance Goals" shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations. If the Committee decides to subject a particular Award to Performance Goals, the Committee shall establish the specific measures for each such Performance Goal at the time the Award is granted. In creating these measures, the Committee shall include one or more of the following business criteria: return on equity, total stockholder return, earnings per share, reduction of costs, increase in premiums written or earned, combined ratio or loss and loss expense ratio of the Company or one of its Related Corporations. The business criteria may be expressed in absolute terms or relative to the performance of other companies or an index.

    (r) "Plan" shall mean the Selective Insurance Stock Option Plan III, as set forth herein and as it may be amended from time to time.

    (s) "Plan Administrator" shall mean the individual appointed by the Committee under Section 3(b) to administer the Plan on a day-to-day basis.

    (t) "Related Corporation" shall mean either a "subsidiary corporation" of the Company (if any), as defined in section 424(f) of the Code, or the "parent corporation" of the Company (if any), as defined in section 424(e) of the Code.

    (u) "Restricted Stock" shall mean an Award that grants the recipient at no cost Shares subject to whatever restrictions are determined by the Committee.

    (v) "Securities Act" shall mean the Securities Act of 1933, as amended

    (w) "Shares" shall mean shares of common stock of the Company, par value $2.00 per share.

    (x) "Stock Appreciation Right" shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value.

    3.  Administration

        (a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee (except for the authority described in subsection (b)(i)-(v) below) may be delegated to the Plan Administrator.

        (b) The Committee shall have the authority:

            (i) to select the Employees to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

            (ii) to determine the type and size of each Award, including the number of Shares subject to the Award;

            (iii) to determine the terms and conditions of each Award;

            (iv) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), except that the Committee may not (A) lower the exercise price of any Option or the purchase price of any Restricted Stock, or (B) without the consent of the Participant holding the Award, take any action under this clause if such action would adversely affect the rights of such Participant;

            (v)   to appoint the Plan Administrator;

            (vi) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and

            (vii) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

    4.  Effective Date and Term of Plan

        (a) Effective Date. The Plan, having been adopted by the Board on February 5, 2002, shall become effective on the date the stockholders of the Company approve the Plan. Awards may not be granted under the Plan unless and until such stockholder approval is obtained.

        (b) Term of Plan. No Awards may be granted under the Plan after February 4, 2012, but Awards previously granted may extend beyond that date.

    5. Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan is 2,000,000. Of the aggregate 2,000,000 Shares that may be delivered under the Plan, 551,872 Shares previously reserved under Plan II are now available for delivery hereunder. Further, (i) no Employee shall receive Awards of Options and related Stock Appreciation Rights under the Plan for more than 40,000 Shares during any calendar year, and (ii) no Employee shall receive Awards of Restricted Stock under the Plan for more than 40,000 Shares during any calendar year. However, the limits in the first and third sentences of this Section shall be subject to the adjustment described in Section 8.3. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. If any Award that requires the Participant to exercise it in order for Shares to be delivered terminates without having been exercised in full, if any Shares are forfeited by the Participant because of a failure to meet a condition(s) set forth in an Award Agreement, or if any Award that is payable in Shares or cash is satisfied in cash rather than in Shares, the number of Shares as to which such Award was not exercised, the number of Shares that were forfeited, and the number of Shares for which cash was substituted shall again become available for Awards to be granted under the Plan.

    6. Eligibility. The class of employees who shall be eligible to receive Awards under the Plan shall be all Employees (including any directors of the Company who are also Employees). More than one Award may be granted to an Employee under the Plan. No member of the Committee shall be eligible to receive an Award.

    7.  Types of Awards

        7.1 Options

            (a) Kinds of Options. Both ISOs and NQSOs may be granted by the
                Committee under the Plan. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

            (b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

            (c) Exercise Price. The exercise price of an Option shall be determined by the Committee, subject to the following:

                (i) The exercise price of an ISO shall not be less than 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted.

                (ii) The exercise price of an NQSO shall not be less than 100 percent of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted.

            (d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-10-Percent Shareholder), from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

            (e) Exercise of Options. An Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection
                (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(iii) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

            (f) Payment for Shares. Shares purchased on the exercise of an
                Option shall be paid for as follows:

                (i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

                (ii)   in Shares previously acquired by the Participant;

                (iii) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

                (iv) by any combination of the above-listed forms of payment. In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered in payment of such Option price.

        7.2 Stock Appreciation Rights

            (a) Grant of Stock Appreciation Rights. Stock Appreciation Rights
                may be granted to an Employee by the Committee under the Plan. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the ISO is granted.







            (b) Nature of Stock Appreciation Rights. A Stock Appreciation Right
                entitles the Participant to receive, with respect to each

                Share as to which the Stock Appreciation Right is exercised, the excess of the Share's Fair Market Value on the date of exercise over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee.

            (c) Rules Applicable to Tandem Awards. When Stock Appreciation
                Rights are granted in tandem with Options, the number of Stock Appreciation Rights granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the Stock Appreciation Right relating to the Shares covered by such Option will terminate. Upon the exercise of a Stock Appreciation Right, the related Option will terminate to the extent of an equal number of Shares. The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The Stock Appreciation Right will be transferable only when the related Option is transferable, and under the same conditions. A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.

            (d) Exercise of Independent Stock Appreciation Rights. A Stock
                Appreciation Right not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the Stock Appreciation Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

        7.3 Restricted Stock

            (a) Grant. Restricted Stock may be granted to an Employee by the
                Committee under the Plan.

            (b) Rights as a Stockholder. Unless the Committee determines otherwise, an Employee who receives Restricted Stock shall be entitled to vote the Restricted Stock. The Company shall reinvest any dividends paid on such Restricted Stock and hold such Shares in escrow on behalf of the Participant. The Company shall also maintain a record showing the amount of cash dividends that would have been paid had the dividends not been reinvested. At the time the restrictions lapse, the Participant may elect whether to receive such dividends in cash or the Shares themselves.

            (c) Restrictions. Except as otherwise specifically provided by the
                Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and, if the Participant ceases to be an employee of any of the Company and its Related Corporations for any reason, shall be forfeited to the Company. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Each such award to an executive officer of the Company shall be expressly subject to the attainment of one or more performance related goals. Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

        7.4 Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

    8.  Events Affecting Outstanding Awards

        8.1 Termination of Employment
            (Other Than by Death, Disability, or - With Respect to Restricted Stock Only - Retirement)

            (a) Except as otherwise determined by the Committee, if a
                Participant ceases to be an Employee of any of the Company and its Related Corporations for any reason other than death or Disability; all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Participant's termination of employment shall terminate at that time. Any ISOs or Stock Appreciation Rights issued in tandem with any ISOs that were exercisable immediately prior to the termination of employment will continue to be exercisable for three months (or for such longer period as the Committee may determine), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than three months in the event of termination of employment in specific circumstances. Any NQSOs or Stock Appreciation Rights issued in tandem with any NQSOs or issued independently that were exercisable immediately prior to the termination of employment will continue to be exercisable for 12 months (or for such longer period as the Committee may determine), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than 12 months in the event of termination of employment in specific circumstances. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of employment shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

            (b) Except as otherwise determined by the Committee, if a
                Participant ceases to be an Employee of any of the Company and its Related Corporations for any reason other than death, Disability, or "Retirement" (as defined in the Participant's Award Agreement), all Restricted Stock held by the Participant at the time of termination of employment shall be automatically forfeited and shall again become available under the Plan pursuant to Section 5.

        8.2 Death or Disability or (With Respect to Restricted Stock Only - Retirement)

            (a) Except as otherwise determined by the Committee, if a
                Participant dies or incurs a Disability, all Options and Stock Appreciation Rights held by the Participant immediately prior to the Participant's death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant's legal representative (in the case of Disability), or by the Participant's executor or administrator or by the person or persons to whom the Option or Stock Appreciation Right is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant's death or Disability (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death or Disability that are not then exercisable shall terminate at the date of death or Disability.

            (b) Except as otherwise determined by the Committee, if a
                Participant dies, incurs a Disability, or attains "Retirement" (as defined in the Participant's Award Agreement), the Participant or his executor, administrator, personal representative, heirs or beneficiaries, as the case may be, shall be entitled to receive, upon vesting, all of the Shares of Restricted Stock subject to this Award Agreement, together with any and all accumulated Shares, dividends, and distributions with respect thereto.

        8.3 Capital Adjustments. The number of Shares that may be delivered under the Plan, the maximum number of Shares that may be made subject to ISOs, and the maximum number of Shares with respect to which Options, Stock Appreciation Rights or Restricted Stock may be granted to any Employee under the Plan, all as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options and the purchase price, if any, per Share of Restricted Stock) shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.

        8.4 Certain Corporate Transactions

            (a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each participant holding an Option or Stock Appreciation Right to be terminated not less than seven days' notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and Stock Appreciation Rights become exercisable and/or (ii) remove the restrictions from the outstanding Shares of Restricted Stock. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under section 424(h) of the Code unless the Participant consents to the change.

            (b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

        8.5 Exercise Upon Change in Control.

            Notwithstanding any other provision of this Plan, all outstanding Options and all Stock Appreciation Rights shall immediately become fully vested and exercisable and all restrictions shall be removed from any outstanding Shares of Restricted Stock, upon a Change in Control.

    9. Amendment or Termination of the Plan. The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it and, except as provided in Sections 3(b)(iv), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the shareholders:

            (a) no amendment to the Plan may be made that would:

                (i) change the class of employees eligible to participate in the Plan with respect to ISOs; or

                (ii) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; and

                (b) no amendment to the Plan may be made that would constitute a modification of the material terms of the "performance goal" within the meaning of Treas. Reg.ss. 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with Section 162(m) of the Code is desired).

        Notwithstanding the foregoing, no such suspension, termination, or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant. Finally, no amendment may extend the duration of the Plan under Section 4(b).

    10. Miscellaneous

        10.1 Documentation of Awards. Awards shall be evidenced by such written Award Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments shall be in the form of certificates, letters, or similar instruments which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

        10.2 Rights as a Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

        10.3 Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

        10.4 Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on the NASDAQ National Market or any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

        10.5 Compliance with Rule 16b-3. All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.









        10.6  Tax Withholding

              (a) Obligation to Withhold. The Company may withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the "withholding requirements"). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Shares.

              (b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the witholding requirements, in whole or in part, by electing to have the Company withhold Shares (or by returning previously acquired Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the "Determination Date"), rather than the date of grant). If Shares acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such Shares must have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date. The Committee may adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

        10.7 Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. Any other Award may be transferred, in whole or in part, by will or by the laws of descent and distribution, and, except to the extent the Committee prohibits or limits such transferability in the applicable Award Agreement, may be transferred to (i) any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law including adoptive relationships, or any other family member of the Participant to whom the Company may lawfully offer and sell Shares from time to time pursuant to the exercise of NQSOs by the use of a Registration Statement on Form S-3 or Form S-8 under the Securities Act (collectively, "Immediate Family Members"), (ii) any trust or trusts for the exclusive benefit of any Immediate Family Members, and/or (iii) any entity or entities owned solely by any Immediate Family Members, provided that (I) there may be no consideration for any such transfer, (II) the Award Agreement or amendment to the Award Agreement pursuant to which such transferable Options are granted or are otherwise made transferable must be approved by the Committee and provide for such transferability only in a manner consistent with the provisions of this Section, and (III) subsequent transfers of transferred Options shall be prohibited except in accordance with this Section. The Committee may in its discretion, impose as a condition of transferability of any Options such additional restrictions and limitations on such Options and Shares acquired pursuant to the exercise thereof, including, without limitation, restrictions or limitations on the resale of such Shares, as the Committee shall deem appropriate. Following the transfer of any Options, the transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer together with any such additional restrictions and limitations as shall be imposed by the Committee, and the Plan shall continue to apply to such transferred Options. During a Participant's lifetime, an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, by the person or persons legally appointed to act on the Participant's behalf).

        10.8 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant's spouse, jointly, with right of survivorship.

        10.9 Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by directors and employees of other corporations who are about to, or have, become Employees as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or ated Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        10.10 Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer on any person any right to continued employment by the Company or any of its Related Corporations or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

        10.11 Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations, the members of the Board, the members of the Committee, and the Plan Administrator shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board member, Committee member, or Plan Administrator shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board member, Committee member, or Plan Administrator undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board, member of the Committee , or the Plan Administrator greater rights than they would have under the Company's by-laws or New Jersey law.

        10.12 Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

        10.13 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of New Jersey (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Employees under, the Plan and Awards granted hereunder.

                                                                       Exhibit B



                         SELECTIVE INSURANCE GROUP, INC.
                     PLAN TO CONVERT UNITS PREVIOUSLY ISSUED
                     IN CONNECTION WITH THE TERMINATION OF
                         THE DIRECTORS' PLAN TO SHARES
                                 OF COMMON STOCK

                         SELECTIVE INSURANCE GROUP, INC.
              PLAN TO CONVERT UNITS PREVIOUSLY ISSUED IN CONNECTION
               WITH THE DIRECTORS' PLAN TO SHARES OF COMMON STOCK

I. Purpose Effective December 31, 1997, Selective Insurance Group, Inc. (the "Company") terminated the Directors' Plan (the former retirement plan for nonemployee directors) and converted the present dollar value of the future benefits of each nonemployee director participant (a "Participant") into units, with each unit having an initial value equal to the fair market value of a share of Company common stock ("Common Stock") on December 31, 1997.

      The Company has adopted this plan to convert the units previously issued in connection with the Directors' Plan to shares of Common Stock of the Company

II. Conversion Subject to approval by the Company's stockholders at the Annual Meeting ("Annual Meeting") in May 2002, the number of each Participants' units accrued through the date of the Annual Meeting will be converted into an identical number of shares of Common Stock as of that date. Any fractional shares resulting from the conversion will be rounded up to the next whole share.

III.  Deferral

      a) Each Participant must make an irrevocable election to defer receipt of the shares of Common Stock and either receive all of the shares of Common Stock upon termination of the Participant's services as a director of the Company or receive the shares in equal installments over not more than a five year period beginning as of the January 1 following such termination of service. If a Participant elects to receive all of the shares upon termination of service as a director, the shares will be distributed to the Participant within 60 days thereof.

      b) In the event of a "Change of Control" (as hereinafter defined), notwithstanding any Participant's election, and if such Change of Control results in the termination of a Participant's service as a Director of the Company, all shares of Common Stock deferred hereunder shall be issued on the first day of the month following the termination of such Participant's service. "Change of Control" means: (A) an acquisition of a controlling interest in the Company's voting securities, (B) an election contest, (C) a successful tender or exchange offer by a person other than the Company or an affiliate of the Company, (D) a merger, or (E) a consolidation or other business combination resulting in Directors constituting a majority of the Board nominated by management of the Company immediately prior to such Event ceasing to be Directors after such Event.

IV. Cash Dividends on Shares of Common Stock Cash dividends which are declared and paid on the shares of Common Stock from and after the Annual Meeting until the date of distribution of the shares to the Participant will be credited to the Participants' account. The cash portion of such account shall be credited with interest on December 31 of each year (if on such date there is a balance in the account) at the annual rate equal to the average two-year United States Treasury Bill rate for the year. If distributions to a Participant are made prior to any such December 31, interest on the cash portion being distributed will be paid based on the average two-year United States Treasury Bill rate from the beginning of the year to the date of the distribution. The cash portion of the account will be distributed to the Participant on the date(s) the shares are distributed.

V. Nontransferability The right to receive the shares of Common Stock deferred hereunder and amounts of cash dividends, and interest thereon, if any, described herein shall not be transferable, except by will or the laws of descent and distribution.

VI. Participant's Rights Unsecured; Title to Funds Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds payable in respect of cash dividends on shares of Common Stock, and interest thereon, if any, under this Section V shall continue for all purposes to be a part of the general funds of the Company and shall not be specifically set aside or otherwise segregated. The obligation of the Company to issue and deliver shares of Common Stock here under shall be a general contractual obligation of the Company. To the extent that a Participant acquires a right to receive payments from the Company and shares of Common Stock from the Company under the Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Company and such rights shall be an unsecured claim against the general assets of the Company.

VII. Statement of Account A statement will be furnished to each Participant on or about March 1 of each year stating the number of shares of Common Stock and the cash balance credited to such Participant's deferred compensation account as of the preceding December 31.

--------------------------------------------------------------------------------

                        SELECTIVE INSURANCE GROUP, INC.
             Proxy Solicited on Behalf of the Board of Directors of Selective Insurance Group, Inc. for Annual Meeting of Stockholders, May 8, 2002


      The undersigned, a stockholder of Selective Insurance Group, Inc. (the
 P "Company") hereby constitutes and appoints A. David Brown, William M. Kearns, Jr. and J. Brian Thebault, and/or any one or more of them (with
 R full power of substitution and the full power to act without the others or other), proxies to vote all the shares of the Common Stock of Selective
 O Insurance Group, Inc. registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May
 X 8, 2002 at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment
 Y thereof, for the Election of Directors to be held at said meeting, for the proposal to approve Selective Insurance Stock Option Plan III, for the proposal to approve the conversion of units previously issued in connection with the termination of the Directors' Plan to shares of Common Stock of the Company and upon such other matters as may properly come before the meeting.


                   Election of Directors

                   Nominees for Terms Expiring 2005:
               01. Paul D. Bauer
               02. William A. Dolan, II
               03. Joan M. Lamm-Tennant

      Specify your choices by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this Proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot.

                                                                   -------------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                   -------------

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

[X] Please mark your
    votes as in this
    example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Election of Directors, FOR the approval of Selective Insurance Stock Option Plan III, and FOR the approval of the conversion of units previously issued in connection with the termination of the Directors' Plan to Shares of Common Stock of the Company.

-----------------------------------------------------------------------------------------------------------------------------------
1. Election of   FOR  WITHHELD  2. To approve Selective  FOR  AGAINST  ABSTAIN  3. To approve the conversion   FOR  AGAINST  ABSTAIN
   Directors.                      Insurance Stock                                 of units previously issued
  (see reverse)  [ ]    [ ]        Option Plan III       [ ]    [ ]      [ ]       in connection with the      [ ]    [ ]      [ ]
   For, except vote withheld from                                                  termination of the
   the following nominee(s):                                                       Directors' Plan to shares
                                                                                   of common stock of the
                                                                                   Company.

                                                                                4. In their discretion upon
                                                                                   such other matters as may
-------------------------------                                                    properly come before the
                                                                                   meeting.
-----------------------------------------------------------------------------------------------------------------------------------



                                                                                             ---------------------------------------
SIGNATURE(S)                                                          DATE                   Please mark, sign, date and return this
            --------------------------------------------------------       ------------      Proxy promptly using the enclosed
NOTE: Please sign exactly as name appears hereon. Joint owners                               envelope.
      should each sign. In signing as attorney, executor, administrator, trustee             ---------------------------------------
      or guardian, please give full title as such.
------------------------------------------------------------------------------------------------------------------------------------
                                                      ^ FOLD AND DETACH HERE ^

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

   VOTE BY TELEPHONE           VOTE BY INTERNET              VOTE BY MAIL
Call TOLL-FREE using a        Access the WEBSITE        Return your proxy in the
   Touch Tone phone            and cast your                 POSTAGE-PAID
    1-877-PRX-VOTE      http://www.eproxyvote.com/sigi     envelope provided
    1-877-779-8683

Your telephone or Internet vote must be received by midnight eastern time on May 7, 2002 to be counted in the final tabulation.

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-877-779-8683 using a Touch-Tone phone. You will be prompted to enter your voter control number and then you can follow the prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.eproxyvote.com/sigi. You will be prompted to enter your voter control number and then you can follow the prompts that will be presented to you to record you vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Selective Insurance Group, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8079, Edison NJ 08818-9353.

TO CHANGE YOUR VOTE

You may revoke your proxy by giving proper written notice of revocation to the Secretary of the Company before your proxy is exercised. Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before midnight eastern time, May 7, 2002 will be the one counted. You may also change your vote by voting in person at the annual meeting.